Exhibit 99.1

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Financial Condition

(Dollars in thousands, except per share amounts)

	June 30, 2018	December 31, 2017
	(unaudited)	(1)
Assets
Cash and amounts due from depository institutions	$12,974	$17,438
Interest-bearing deposits in other financial institutions	215,360	211,142
Federal funds sold	9,957	2,297

Cash and cash equivalents	238,291	230,877

Equity securities	1,515	1,515
Debt securities available-for-sale	835,670	872,455
Debt securities held-to-maturity (fair value of $16,817 and $33,351, respectively)	16,742	32,852
Loans	3,605,273	3,532,193
Allowance for loan and lease losses	(33,335)	(28,750)

Loans, net	3,571,938	3,503,443

Loans held-for-sale (includes loans at fair value of $39,222 and $25,791, respectively)	55,096	36,211
Other real estate owned	5,012	895
Premises and equipment, net	56,965	51,794
Goodwill	84,564	84,564
Other intangibles, net	9,729	11,034
SBA servicing rights	3,989	4,069
Bank-owned life insurance	68,231	67,313
Other assets	64,587	61,560

Total assets	$5,012,329	$4,958,582

Liabilities and Shareholders’ Equity
Liabilities:
Noninterest-bearing deposits	$1,187,028	$1,191,106
Interest-bearing deposits	3,115,676	3,052,029

Total deposits	4,302,704	4,243,135

Federal funds purchased and securities sold under agreements to repurchase	13,525	25,209
Notes payable	398	398
Other liabilities	38,783	48,289

Total liabilities	4,355,410	4,317,031

Shareholders’ equity:
Preferred stock, $1 par value; 2,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value; 100,000,000 shares authorized; 39,121,749 and 38,992,163 shares issued and outstanding, respectively	391	390
Additional paid-in capital	415,698	413,583
Retained earnings	250,628	230,145
Accumulated other comprehensive loss, net of tax	(9,798)	(2,567)

Total shareholders’ equity	656,919	641,551

Total liabilities and shareholders’ equity	$5,012,329	$4,958,582

(1)	Derived from audited financial statements

See accompanying notes to consolidated financial statements.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2018	2017	2018	2017
Interest income:
Loans	$50,416	$34,872	$98,860	$68,932
Loan accretion	6,595	9,228	12,541	16,905
Investment securities	6,275	5,655	12,261	11,023
Deposits with other financial institutions	402	92	587	184

Total interest income	63,688	49,847	124,249	97,044

Interest expense:
Deposits	7,338	3,123	12,766	6,231
FHLB borrowings	206	229	463	341
Notes payable	11	9	24	20
Federal funds purchased and repurchase agreements	3	8	10	16

Total interest expense	7,558	3,369	13,263	6,608

Net interest income	56,130	46,478	110,986	90,436
Provision for loan and lease losses	2,393	1,845	5,601	2,847

Net interest income after provision for loan and lease losses	53,737	44,633	105,385	87,589

Noninterest income:
Service charges on deposits	1,462	1,471	3,087	2,938
Mortgage banking income	3,125	3,096	6,050	5,990
SBA income	1,252	1,983	2,444	3,161
Payroll and insurance income	1,608	1,418	3,368	2,913
ATM income	919	864	1,789	1,696
Bank-owned life insurance income	463	465	918	949
Gain on sale of investment securities	250	13	250	25
Other	1,838	1,166	3,472	2,263

Total noninterest income	10,917	10,476	21,378	19,935

Noninterest expense:
Salaries and employee benefits	24,279	21,178	50,321	42,566
Occupancy and equipment	3,421	3,329	6,917	6,609
Data processing	2,696	2,382	5,592	5,021
Legal and professional fees	967	898	1,706	2,703
Merger-related expenses	2,601	372	3,865	2,607
Marketing	940	403	1,365	1,067
Federal deposit insurance premiums and other regulatory fees	589	398	1,089	795
Loan collection costs and OREO activity	(116)	(213)	50	(1,255)
Amortization of intangibles	654	697	1,305	1,393
Other	3,952	2,553	7,041	5,056

Total noninterest expense	39,983	31,997	79,251	66,562

Income before income taxes	24,671	23,112	47,512	40,962
Income tax expense	5,904	7,909	11,380	14,201

Net income	$18,767	$15,203	$36,132	$26,761

Basic earnings per share	$.48	$.39	$.93	$.69

Diluted earnings per share	$.48	$.39	$.92	$.69

Cash dividends declared per common share	$.20	$.14	$.40	$.28

Weighted Average Shares Outstanding:
Basic	38,038,181	37,896,125	38,035,111	37,881,999
Diluted	38,075,106	37,942,483	38,072,919	37,934,187

See accompanying notes to consolidated financial statements.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Comprehensive Income

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2018	2017	2018	2017
Net income	$18,767	$15,203	$36,132	$26,761

Other comprehensive income (loss), net of tax:
Net change in unrealized (losses) gains	(2,184)	1,110	(9,064)	594
Amortization of net unrealized (gains) losses on securities transferred to held-to-maturity	(3)	46	23	44
Transfer of unrealized gain from held-to-maturity to available-for-sale	(51)	—	(51)	—
Amounts reclassified for (gains) losses realized and included in earnings	(250)	417	(159)	809

Other comprehensive (loss) income, before income taxes	(2,488)	1,573	(9,251)	1,447
Income tax expense	(616)	585	(1,997)	549

Other comprehensive income (loss), net of income taxes	(1,872)	988	(7,254)	898

Comprehensive income	$16,895	$16,191	$28,878	$27,659

See accompanying notes to consolidated financial statements.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Changes in Shareholders’ Equity

(Unaudited)

(Dollars in thousands)

	Warrants	Common		Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
		Shares	Stock
Balance, December 31, 2016	133,912	38,845,573	$388	$409,736	$205,966	$(2,457)	$613,633
Exercise of stock warrants	(46,000)	31,939	1	—	—	—	1
Share-based compensation	—	—	—	1,817	—	—	1,817
Restricted stock activity	—	77,974	1	(128)	(83)	—	(210)
Issuance of common stock	—	12,486	—	335	—	—	335
Other comprehensive income	—	—	—	—	—	898	898
Common stock dividends, $.28 per share	—	—	—	—	(10,898)	—	(10,898)
Net income	—	—	—	—	26,761	—	26,761

Balance, June 30, 2017	87,912	38,967,972	$390	$411,760	$221,746	$(1,559)	$632,337

Balance, December 31, 2017	82,904	38,992,163	$390	$413,583	$230,145	$(2,567)	$641,551
Exercise of stock warrants	(30,000)	20,215	—	—	—	—	—
Share-based compensation	—	—	—	2,116	—	—	2,116
Restricted stock activity	—	109,371	1	(1)	—	—	—
Adoption of ASU 2016-01	—	—	—	—	(23)	23	—
Other comprehensive (loss)	—	—	—	—	—	(7,254)	(7,254)
Common stock dividends, $.40 per share	—	—	—	—	(15,626)	—	(15,626)
Net income	—	—	—	—	36,132	—	36,132

Balance, June 30, 2018	52,904	39,121,749	$391	$415,698	$250,628	$(9,798)	$656,919

See accompanying notes to consolidated financial statements.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Six Months Ended
	June 30
	2018	2017
Cash Flows from Operating Activities
Net income	$36,132	$26,761
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	4,721	5,838
Provision for loan and lease losses	5,601	2,847
Accretion on acquisitions, net	(12,541)	(16,905)
Gains on sales of other real estate owned	(604)	(1,693)
Writedowns of other real estate owned	128	121
Proceeds from sales of mortgage loans held-for-sale	234,304	248,964
Proceeds from sales of SBA loans held-for-sale	20,261	27,463
Originations of mortgage loans held-for-sale	(242,295)	(237,579)
Originations of SBA loans held-for-sale	(23,834)	(26,097)
Mortgage banking activities	(6,050)	(5,990)
Gains on sales of SBA loans	(1,882)	(2,483)
Net gains on sales of available-for-sale securities	(250)	(25)
Share-based compensation expense	2,116	1,817
Changes in fair value of SBA servicing rights	493	246
Changes in other assets and other liabilities, net	(9,354)	(593)

Net cash provided by operating activities	6,946	22,692

Cash flows from Investing Activities
Purchase of investment securities available-for-sale	(57,201)	(161,915)
Proceeds from sales and calls of investment securities available-for-sale	4,275	64,778
Proceeds from maturities and paydowns of investment securities available-for-sale	88,805	95,192
Proceeds from maturities and paydowns of investment securities held-to-maturity	6,010	9,000
Purchase of investment securities held-to-maturity	—	(5,000)
Loan originations, repayments and resolutions, net	(66,319)	(51,705)
Net purchases of premises and equipment	(7,043)	(926)
Proceeds from sales of other real estate owned	1,123	10,787
Net cash paid in excess of assets and liabilities acquired in purchase business combinations	—	(34,316)

Net cash used in investing activities	(30,350)	(74,105)

Cash Flows from Financing Activities
Net (decrease) increase in noninterest-bearing customer deposits	(4,078)	25,090
Net increase (decrease) in interest-bearing customer deposits	63,647	(3,563)
Proceeds from FHLB advances	694,500	840,000
Repayments of FHLB advances	(694,500)	(807,014)
Net decrease in federal funds purchased and securities sold under repurchase agreements	(11,684)	(2,417)
Payment of contingent consideration	(1,441)	(1,495)
Exercise of stock warrants	—	1
Restricted stock activity	—	(210)
Dividends paid to shareholders	(15,626)	(10,898)

Net cash provided by financing activities	30,818	39,494

Net increase (decrease) in cash and cash equivalents	7,414	(11,919)
Cash and cash equivalents, beginning	230,877	149,593

Cash and cash equivalents, ending	$238,291	$137,674

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Six Months Ended
	June 30
	2018	2017
Supplemental Disclosure of Noncash Investing and Financing Activities
Unrealized (losses) gains on securities and cash flow hedges, net of tax	$(7,254)	$898
Transfer of debt securities held-to-maturity to available-for-sale	10,066	—
Transfers of loans to other real estate owned	4,764	725

See accompanying notes to consolidated financial statements.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: BASIS OF PRESENTATION

Overview

State Bank Financial Corporation (the “Company” or “we”) is a bank holding company whose business is primarily conducted through its wholly-owned banking subsidiary, State Bank and Trust Company (the “Bank” or “State Bank”). We operate a full service banking business and offer a broad range of commercial and retail banking products to our customers throughout seven of Georgia’s eight largest metropolitan statistical areas, or MSAs.

The accompanying unaudited consolidated financial statements for the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, the financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statement presentation. The interim consolidated financial statements included herein are unaudited, but reflect all adjustments, consisting of normal and recurring items, which, in the opinion of management, are necessary for a fair presentation of the consolidated financial position and results of operations for the interim period presented. All significant intercompany accounts and transactions have been eliminated in consolidation. The results of operations for the period ended June 30, 2018 are not necessarily indicative of the results to be expected for the full year. These financial statements should be read in conjunction with the financial statements and notes thereto and the report of our independent registered public accounting firm included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Certain amounts have been reclassified to conform to the current period presentation. The reclassifications had no effect on net income or shareholders’ equity as previously reported.

Proposed Merger with Cadence Bancorporation

On May 11, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cadence Bancorporation, a Delaware corporation (“Cadence”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will merge with and into Cadence, with Cadence continuing as the surviving corporation. Immediately following the completion of the merger, the Bank will merge with and into Cadence’s wholly owned bank subsidiary, Cadence Bank, N.A. (“Cadence Bank”), with Cadence Bank continuing as the surviving bank. Subject to the terms and conditions of the Merger Agreement, if the merger is completed, Company shareholders will receive 1.160 shares of Cadence Class A common stock, par value $0.01 per share, for each share of Company common stock, par value $0.01 per share, they hold immediately prior to the merger, plus cash in lieu of fractional shares.

The transaction is expected to close in the fourth quarter of 2018, subject to Company shareholder and regulatory approvals in addition to satisfaction of certain other closing conditions.

NOTE 2: ADOPTION OF NEW ACCOUNTING STANDARDS AND RECENT ACCOUNTING PRONOUNCEMENTS

Adoption of New Accounting Standards

ASU 2018-05 — In March 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-05, Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118. The purpose of this ASU is to codify the SEC’s guidance issued in Staff Accounting Bulletin 118. The amendments in this update were effective upon issuance. The adoption did not have a material impact on our consolidated financial statements.

ASU 2018-04 — In March 2018, FASB issued ASU 2018-04, Investment—Debt Securities (Topic 320) and Regulated Operations (Topic 980): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 117 and SEC Release No. 33-9273. The purpose of this ASU is to codify the SEC’s guidance issued in Staff Accounting Bulletin 117. The amendments in this update were effective upon issuance. The adoption did not have a material impact on our consolidated financial statements.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ASU 2017-12 — On August 28, 2017, FASB issued ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. The purpose of this ASU is to better align a company’s risk management activities and financial reporting for hedging relationships with the economic objectives of those activities, simplify the hedge accounting requirements, and improve the disclosures of hedging arrangements. The ASU is effective for annual reporting periods, including interim periods within those annual reporting periods, beginning after December 15, 2018. Early adoption is permitted, including adoption in any interim period. ASU 2017-12 requires a modified retrospective transition method in which the Company will recognize the cumulative effect of the change on the opening balance of each affected component of equity in the statement of financial position as of the date of adoption. The Company adopted the amendments in this ASU effective January 1, 2018. The adoption changed the location of changes in fair value of the hedging instrument and hedged item to interest income for periods subsequent to adoption and enhanced disclosures of derivatives and hedging activities. The Company did not elect to modify the measurement methodology for any fair value hedges existing as of the adoption date and there was no cumulative effect adjustment required upon adoption. See Note 8 for enhanced disclosures.

ASU 2018-03 — In February 2018, FASB issued ASU 2018-03, Technical Corrections and Improvements to Financial Instruments—Overall (Subtopic 825-10). This Update clarifies certain aspects of the guidance issued in ASU 2016-01 including (i) that an entity measuring an equity security using the measurement alternative may make an irrevocable election to change its measurement approach to a fair value method under Topic 820 for that security and any identical or similar investments of the same issuer, (ii) that fair value adjustments under the measurement alternative should be as of the date the observable transaction for a similar security occurred, (iii) requiring the remeasurement of the entire value of forward contracts and purchased options when observable transactions occur on the underlying equity securities, (iv) that financial liabilities for which the fair value option is elected should follow the guidance in paragraph 825-10-45-5, (v) that changes in the fair value of financial liabilities for which the fair value option is elected relating to the instrument-specific credit risk should first be measured in the currency of denomination and then both components of the change in fair value should be remeasured into the reporting entity’s functional currency using end-of-period spot rates, and (vi) that the prospective transition approach should only be applied for instances in which the measurement alternative is applied. The guidance was effective for interim periods beginning after June 15, 2018 and may be early adopted provided ASU 2016-01 was adopted. The Company adopted the amendments in this ASU effective January 1, 2018. The adoption did not have a material impact on our consolidated financial statements.

ASU 2016-01 — In January 2016, FASB issued ASU No. 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. The amendments in this ASU (i) requires equity investments, with certain exceptions, to be measured at fair value with changes in fair value recognized in net income, (ii) simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment, (iii) eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet, (iv) requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes, (v) requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments, (vi) requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset on the balance sheet or the accompanying notes to the financial statements and (vii) clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. The accounting guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. The Company adopted the amendments in this ASU effective January 1, 2018. The adoption of 2016-01 resulted in a reclassification of unrealized loss of $23,000 from accumulated other comprehensive loss to retained earnings.

ASU 2014-09, Revenue from Contracts with Customers (Topic 606), ASU 2015-14 Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, ASU 2016-08 Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net), ASU 2016-10 Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, ASU 2016-11 Revenue Recognition (Topic 605) and Derivatives and Hedging (Topic 815): Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting, ASU 2016-12 Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, ASU 2016-20 Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, and ASU 2017-05 Other Income—Gains and losses from the Derecognition of Nonfinancial Assets (Subtopic 610-20)—Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets — In May 2014, the FASB issued guidance to change the recognition of revenue from contracts with customers. The new guidance, which does not apply to financial instruments, provides that revenue should be recognized for the transfer of goods or services to customers in an amount equal to the consideration the entity receives or expects to receive in exchange for those goods or services. The guidance also includes expanded disclosure requirements that provide comprehensive information about the nature, amount, timing, and uncertainty of

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

revenue and cash flows arising from contracts with customers. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. The Company adopted the amendments in this ASU effective January 1, 2018 using the modified retrospective method. Since there was no change to net income impact upon adoption of the new guidance, a cumulative effect adjustment to opening retained earnings was not necessary. See below for additional information related to revenue generated from contracts with customers.

Revenue Recognition

On January 1, 2018 the Company adopted ASC Topic 606, using the modified retrospective method. Disclosures of revenue from contracts with customers for periods beginning after January 1, 2018 are presented under ASC Topic 606 and have not materially changed from the prior year amounts. Consistent with this guidance, noninterest income within the scope of this guidance is recognized as services are transferred to our customers in an amount that reflects the considerations we expect to be entitled to in exchange for those services. The Company’s revenue streams that were in scope include service charges on deposits, payroll and insurance income, ATM income and other noninterest income.

Services Charges on Deposits — Service charges on deposits primarily consist of monthly maintenance charges, correspondent bank service charges, analysis charges and NSF charges. The fee for NSF charges and certain service charges are fixed and the performance obligation is typically satisfied at the time of the related transaction. The consideration for analysis charges and monthly maintenance charges are variable as the fee can be reduced if the customer meets certain qualifying metrics. The Company’s performance obligations are satisfied either at the time of the transaction or over the course of a month.

Payroll and insurance income — Payroll and insurance income consists principally of payroll processing fees, property and casualty brokerage and employee benefits brokerage. Payroll processing fees are charged as the services are provided and the Company satisfied its performance obligation simultaneously. Property and casualty includes the brokerage of both personal and commercial coverages. The placement of the policy is completion of the Company’s performance obligation and revenue is recognized at that time. The Company’s commission is a percentage of the premium. Employee benefits brokerage consists of assisting companies in designing and managing comprehensive employee benefit programs. The services provided by the Company are collectively benefit management services which are considered a bundle of services that are highly interrelated. Each of the underlying services are activities to fulfill the benefit management service and are not distinct and separate performance obligations. Revenue is recognized over the contract term as services are rendered on a monthly basis. Customer payments are usually received on a monthly basis.

ATM Income — ATM income represents revenues earned from interchange fees and merchant processing fees. Interchange revenues are earned on debit card transactions conducted with payment networks. ATM fees primarily consist of surcharges assessed to our customers for using a non-Bank ATM or a non-Bank customer using our ATM. Such fees generally are recognized concurrently with the delivery of services on a daily basis.

Other — Other noninterest income primarily consists of certain transaction based fees where the performance obligation is satisfied simultaneously with the revenue recognition.

Contract Costs — Costs associated with revenue from contracts with customers related primarily to contracts that have a period of one year or less. The Company has elected to expense the associated costs as incurred.

Contract Balances — The Company records contract assets when revenue is recognized prior to receipt of consideration from the customer. The Company does not have material contract assets at period-end. The Company records contract liabilities when the consideration is received or due in advance of providing services to customers. The Company typically receives payments for its services during the period or at the time services are provided and does not have material contract liabilities at period-end.

Recent Accounting Pronouncements

ASU 2017-09 — On May 10, 2017, FASB issued ASU 2017-09, Scope of Modification Accounting. This Update amends the scope of modification accounting for share-based payment arrangements. It provides guidance on the types of changes to the terms or conditions of share-based payment awards to which an entity would be required to apply modification accounting under ASC 718, Compensation—Stock Compensation. Specifically, an entity would not apply modification accounting if the fair value, vesting conditions and classification of the awards are the same immediately before and after the modification. The ASU is effective for annual reporting periods, including interim periods within those annual reporting periods, beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period. The guidance is not expected to have a significant impact on the Company’s financial position, results of operations or disclosures.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ASU 2017-08 — In March 2017, FASB issued ASU No. 2017-08, Receivables—Nonrefundable Fees and Other Costs (Topic 310-20): Premium Amortization on Purchased Callable Debt Securities. The ASU shortens the amortization period for certain callable debt securities held at a premium. The premium on individual callable debt securities shall be amortized to the earliest call date. This guidance does not apply to securities for which prepayments are estimated on a large number of similar loans where prepayments are probable and reasonably estimable. The amendments in this update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. This update should be adopted on a modified retrospective basis with a cumulative-effect adjustment to retained earnings on the date of adoption. The guidance is not expected to have a significant impact on the Company’s financial position, results of operations or disclosures.

ASU 2017-04 — In January 2017, FASB issued ASU No. 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. The ASU simplifies the subsequent measurement of goodwill and eliminates Step 2 from the goodwill impairment test. The Company should perform its goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value. The impairment charge is limited to the amount of goodwill allocated to that reporting unit. The amendments in this update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for goodwill impairment tests performed on testing dates after January 1, 2017. The guidance is not expected to have a significant impact on the Company’s financial position, results of operations or disclosures.

ASU 2017-01 — In January 2017, FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. The ASU clarifies the definition of a business to assist with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The amendments in this update are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The guidance is not expected to have a significant impact on the Company’s financial position, results of operations or disclosures.

ASU 2016-13 — In June 2016, FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The ASU changed the credit loss model on financial instruments measured at amortized cost, available for sale securities and certain purchased financial instruments. Credit losses on financial instruments measured at amortized cost will be determined using a current expected credit loss model which requires the Company to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost and applies to some off-balance sheet credit exposures. Purchased financial assets with more-than-insignificant credit deterioration since origination (“PCD assets”) measured at amortized cost will have an allowance for credit losses established at acquisition as part of the purchase price. Subsequent increases or decreases to the allowance for credit losses on PCD assets will be recognized in the income statement. Interest income should be recognized on PCD assets based on the effective interest rate, determined excluding the discount attributed to credit losses at acquisition. Credit losses relating to available-for-sale debt securities will be recognized through an allowance for credit losses. The amount of the credit loss is limited to the amount by which fair value is below amortized cost of the available-for-sale debt security. The amendments in this update are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted and if early adopted, all provisions must be adopted in the same period. The amendments should be applied through a cumulative-effect adjustment to retained earnings as of the beginning of the period adopted. A prospective approach is required for securities with other-than-temporary impairment recognized prior to adoption. The Company is still reviewing the impact of the adoption of this guidance and has established a cross-functional implementation team. The Company expects the allowance for credit losses to increase upon adoption with a corresponding adjustment to retained earnings. The ultimate amount of the increase will depend on the portfolio composition, credit quality, economic conditions and reasonable and supportable forecasts at that time.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ASU 2016-02 — In February 2016, FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard requires the recognition of assets and liabilities arising from the lease transactions on the balance sheet and the disclosure of key information about leasing arrangements. Accordingly, a lessee will recognize a lease asset for its right to use the underlying asset and a lease liability for the corresponding lease obligation. Both the asset and liability will initially be measured at the present value of the future minimum lease payments over the lease term. Subsequent measurement, including the presentation of expenses and cash flows, will depend on the classification of the lease as either a finance or an operating lease. Initial costs directly attributable to negotiating and arranging the lease will be included in the asset. For leases with a term of 12 months or less, a lessee can make an accounting policy election by class of underlying asset to not recognize an asset and corresponding liability. Lessees will also be required to provide additional qualitative and quantitative disclosures regarding the amount, timing and uncertainty of cash flows arising from leases. These disclosures are intended to supplement the amounts recorded in the financial statements and provide additional information about the nature of an organization’s leasing activities. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach. The modified retrospective approach includes a number of optional practical expedients that entities may elect to apply. An entity that elects to apply the practical expedients will, in effect, continue to account for leases that commence before the effective date in accordance with previous GAAP unless the lease is modified, except that lessees are required to recognize a right-of-use asset and a lease liability for all operating leases at each reporting date based on the present value of the remaining minimum rental payments that were tracked and disclosed under previous GAAP. The amendments in this update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company expects to elect the package of practical expedients that allows it to not reassess whether any expired or existing contracts represent leases, the lease classification of any expired or existing lease and initial direct costs for any existing or expired leases. The Company expects this standard will have a material impact on its financial statements through gross-up of the balance sheet for lease assets and liabilities. However, no material change to lease expense recognition is expected.

NOTE 3: ACQUISITIONS

Acquisition of AloStar Bank of Commerce

On September 30, 2017, State Bank completed its acquisition of AloStar Bank of Commerce (“AloStar”). State Bank Interim Corp., a wholly-owned subsidiary of State Bank, merged with and into AloStar, immediately followed by the merger of AloStar with and into State Bank. Under the terms of the merger agreement, each share of AloStar common stock was converted into the right to receive $24.26 in cash. Total consideration paid was approximately $195.0 million and the final merger consideration was distributed in October 2017.

The merger of AloStar was accounted for under the acquisition method of accounting. Assets acquired, liabilities assumed and consideration exchanged were recorded at their respective acquisition date fair values. Fair values are preliminary and subject to refinement for up to one year after the closing date of the acquisition as additional information regarding the closing date fair values becomes available. Goodwill of $7.1 million was generated from the acquisition, all of which is expected to be deductible for income tax purposes.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the assets acquired and liabilities assumed and the consideration payable by the Company at the acquisition date (dollars in thousands):

	As Recorded by AloStar Bank of Commerce	Fair Value Adjustments		As Recorded by the Company
Assets
Cash and cash equivalents	$91,571	$—		$91,571
Investment securities available-for-sale	76,436	(195	)(a)	76,241
Loans, net	728,319	(9,763	)(b)	718,556
Core deposit intangible	—	856	(c)	856
Premises and equipment, net	507	—		507
Other assets	11,430	2,233	(d)	13,663

Total assets acquired	$908,263	$(6,869)		$901,394

Liabilities
Deposits:
Noninterest-bearing	$102,653	$—		$102,653
Interest-bearing	603,069	(121	)(e)	602,948

Total deposits	705,722	(121)		705,601
Other liabilities	7,912	—		7,912

Total liabilities assumed	713,634	(121)		713,513

Net identifiable assets acquired over liabilities assumed	$194,629	$(6,748)		$187,881
Goodwill	$—	$7,088		$7,088

Net assets acquired over liabilities assumed	$194,629	$340		$194,969

Consideration:
Cash consideration payable	194,969

Fair value of total consideration transferred	$194,969

Explanation of fair value adjustments

(a)	Adjustment reflects the loss on certain securities that were sold immediately following the closing that was deemed to be a more accurate representation of fair value.
(b)

Adjustment reflects the fair value adjustment based on the State Bank’s evaluation of the acquired loan portfolio and includes the adjustment to eliminate the recorded allowance for loan and lease losses.

(c)	Adjustment reflects the fair value adjustment to record the estimated core deposit intangible.
(d)	Adjustment reflects the fair value adjustment based on State Bank’s evaluation of acquired other assets.
(e)	Adjustment reflects the fair value adjustment based on State Bank’s evaluation of acquired deposits.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents certain pro forma information as if AloStar had been acquired on January 1, 2017 (dollars in thousands, except per share amounts). These results combine the historical results of AloStar in the Company’s consolidated statements of income and, while certain adjustments were made for the estimated impact of certain fair value adjustments and other acquisition-related activity, they are not indicative of what would have occurred had the acquisition taken place on January 1, 2017. Merger-related costs are not included in the pro forma statements below.

	Six Months Ended June 30
	2018	2017
	Pro Forma	Pro Forma
Net interest income	$110,986	$111,572
Net income	37,670	33,851
Earnings per share:
Basic	$.96	$.87
Diluted	.96	.87

The following is a summary of the purchased credit impaired loans acquired in the AloStar transaction on September 30, 2017 (dollars in thousands):

Purchased Credit Impaired Loans
Contractually required principal and interest at acquisition	$108,308
Contractual cash flows not expected to be collected (nonaccretable difference)	(19,093)

Expected cash flows at acquisition	89,215
Accretable difference	(11,664)

Basis in acquired loans at acquisition—estimated fair value	$77,551

On September 30, 2017, the fair value of the purchased non-credit impaired loans acquired in the AloStar transaction was $641.0 million. The gross contractual amounts receivable of the purchased non-credit impaired loans at acquisition was $707.0 million, of which $9.3 million was the amount of contractual cash flows not expected to be collected.

NOTE 4: INVESTMENT SECURITIES

The amortized cost and fair value of debt securities classified as available-for-sale are as follows (dollars in thousands):

	June 30, 2018				December 31, 2017
Debt Securities Available-for-Sale	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
U.S. Government securities	$67,702	$—	$1,023	$66,679	$70,203	$—	$644	$69,559
Residential mortgage-backed securities — nonagency	96,933	2,397	98	99,232	115,639	3,183	112	118,710
Residential mortgage-backed securities — agency	557,940	111	15,081	542,970	582,845	319	7,315	575,849
Corporate securities	126,203	1,284	698	126,789	107,115	1,299	77	108,337

Total debt securities available-for-sale	$848,778	$3,792	$16,900	$835,670	$875,802	$4,801	$8,148	$872,455

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The amortized cost and fair value of debt securities classified as held-to-maturity are as follows (dollars in thousands):

	June 30, 2018				December 31, 2017
Debt Securities Held-to-Maturity	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Asset-backed securities	$16,742	$75	$—	$16,817	$22,692	$259	$—	$22,951
Corporate securities	—	—	—	—	10,160	240	—	10,400

Total debt securities held-to-maturity	$16,742	$75	$—	$16,817	$32,852	$499	$—	$33,351

The amortized cost and estimated fair value of debt securities by contractual maturities are summarized in the tables below (dollars in thousands):

Debt Securities Available-for-Sale	Distribution of Maturities (1)
June 30, 2018	1 Year or Less	1-5 Years	5-10 Years	After 10 Years	Total
Amortized Cost:
U.S. Government securities	$18,022	$49,680	$—	$—	$67,702
Residential mortgage-backed securities — nonagency	—	—	306	96,627	96,933
Residential mortgage-backed securities — agency	4,806	58,866	125,239	369,029	557,940
Corporate securities	38,884	55,944	31,037	338	126,203

Total debt securities available-for-sale	$61,712	$164,490	$156,582	$465,994	$848,778

Fair Value:
U.S. Government securities	$17,867	$48,812	$—	$—	$66,679
Residential mortgage-backed securities — nonagency	—	—	316	98,916	99,232
Residential mortgage-backed securities — agency	4,781	57,518	121,667	359,004	542,970
Corporate securities	38,934	55,339	31,804	712	126,789

Total debt securities available-for-sale	$61,582	$161,669	$153,787	$458,632	$835,670

Debt Securities Held-to-Maturity	Distribution of Maturities (1)
June 30, 2018	1 Year or Less	1-5 Years	5-10 Years	After 10 Years	Total
Amortized Cost:
Asset-backed securities	$—	$—	$7,742	$9,000	$16,742
Corporate securities	—	—	—	—	—

Total debt securities held-to-maturity	$—	$—	$7,742	$9,000	$16,742

Fair Value:
Asset-backed securities	$—	$—	$7,773	$9,044	$16,817
Corporate securities	—	—	—	—	—

Total debt securities held-to-maturity	$—	$—	$7,773	$9,044	$16,817

(1)	Actual cash flows may differ from contractual maturities as borrowers may prepay obligations without prepayment penalties.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following tables provide information regarding debt securities with unrealized losses (dollars in thousands):

	Less than 12 Months		12 Months or More		Total
Debt Securities Available-for-Sale	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
June 30, 2018
U.S. Government securities	$41,350	$634	$25,329	$389	$66,679	$1,023
Residential mortgage-backed securities — nonagency	1,924	10	4,474	88	6,398	98
Residential mortgage-backed securities — agency	322,707	7,573	215,575	7,508	538,282	15,081
Corporate securities	85,683	698	—	—	85,683	698

Total temporarily impaired securities	$451,664	$8,915	$245,378	$7,985	$697,042	$16,900

December 31, 2017
U.S. Government securities	$46,625	$364	$20,436	$280	$67,061	$644
Residential mortgage-backed securities — nonagency	1,403	3	6,269	109	7,672	112
Residential mortgage-backed securities — agency	312,617	2,548	210,862	4,767	523,479	7,315
Corporate securities	32,495	77	—	—	32,495	77

Total temporarily impaired securities	$393,140	$2,992	$237,567	$5,156	$630,707	$8,148

	Less than 12 Months		12 Months or More		Total
Debt Securities Held-to-Maturity	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
June 30, 2018
Asset-backed securities	$—	$—	$—	$—	$—	$—

Total temporarily impaired securities	$—	$—	$—	$—	$—	$—

At June 30, 2018, the Company held 155 debt securities that were in an unrealized loss position. Market changes in interest rates and credit spreads may result in temporary unrealized losses as market prices of securities fluctuate. The Company reviews its investment portfolio on a quarterly basis for indications of other than temporary impairment (“OTTI”). The severity and duration of impairment and the likelihood of potential recovery of impairment is considered along with the intent and ability to hold any impaired security to maturity or recovery of carrying value. More specifically, when analyzing the nonagency portfolio, the Company uses cash flow models that estimate cash flows on security-specific collateral and the transaction structure. Future expected credit losses are determined by using various assumptions, the most significant of which include current default rates, prepayment rates and loss severities. Credit information is available and modeled at the loan level underlying each security during the OTTI analysis; the Company also considers information such as loan to collateral values, FICO scores and geographic considerations, such as home price appreciation or depreciation. These inputs are updated quarterly or as changes occur to ensure that the most current credit and other assumptions are utilized in the analysis. If, based on the analysis, the Company does not expect to recover the entire amortized cost basis of the security, the expected cash flows are discounted at the security’s initial effective interest rate to arrive at a present value amount. OTTI credit losses reflect the difference between the present value of cash flows expected to be collected and the amortized cost basis of these securities. At June 30, 2018, there was no intent to sell any of the securities in an unrealized loss position, and it is more likely than not the Company will not be required to sell these securities. Furthermore, the present value of cash flows expected to be collected exceeded the Company’s amortized cost basis of the debt securities; therefore, these securities are not deemed to be other than temporarily impaired.

During the second quarter of 2018, the Company transferred a $10.1 million corporate security from held-to-maturity to available-for-sale. The issuing corporation is the target of a merger which caused the Company to change its assessment of the issuing corporation’s creditworthiness. Subsequently, the Company sold a $4.0 million portion of this debt security’s par value.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Sales and calls of securities are summarized in the following table for the periods presented (dollars in thousands):

	Three Months Ended		Six Months Ended
	June 30		June 30
Debt Securities Available-For-Sale	2018	2017	2018	2017
Proceeds from sales and calls	$4,275	$21,942	$4,275	$64,778

Gross gains on sales and calls	$250	$89	$250	$118
Gross losses on sales and calls	—	(76)	—	(93)

Net realized gains on sales and calls	$250	$13	$250	$25

The composition of debt securities reflects the strategy of management to maintain an appropriate level of liquidity while providing a relatively stable source of revenue. The securities portfolio may at times be used to mitigate interest rate risk associated with other areas of the balance sheet while also providing a means for the investment of available funds, providing liquidity and supplying investment securities that are required to be pledged as collateral against specific deposits and for other purposes. Debt securities with an aggregate fair value of $103.9 million and $116.1 million at June 30, 2018 and December 31, 2017, respectively, were pledged to secure public deposits and repurchase agreements.

NOTE 5: LOANS

Loans, in total, are summarized as follows (dollars in thousands):

Total Loans	June 30, 2018	December 31, 2017
Construction, land & land development	$482,134	$451,993
Other commercial real estate	1,216,306	1,255,002

Total commercial real estate	1,698,440	1,706,995

Residential real estate	327,790	333,086
Owner-occupied real estate	370,572	399,370
Commercial, financial & agricultural	1,105,004	973,440
Leases	36,863	52,396
Consumer	66,604	66,906

Total loans	3,605,273	3,532,193
Allowance for loan and lease losses	(33,335)	(28,750)

Total loans, net	$3,571,938	$3,503,443

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Organic loans, net of related discounts, are summarized as follows (dollars in thousands):

Organic Loans	June 30, 2018	December 31, 2017
Construction, land & land development	$454,625	$412,540
Other commercial real estate	947,704	949,594

Total commercial real estate	1,402,329	1,362,134

Residential real estate	222,886	196,225
Owner-occupied real estate	270,053	260,273
Commercial, financial & agricultural	666,572	430,205
Leases	36,863	52,396
Consumer	65,019	64,610

Total organic loans (1)	2,663,722	2,365,843
Allowance for loan and lease losses	(26,366)	(24,039)

Total organic loans, net	$2,637,356	$2,341,804

(1)	Includes net deferred loan fees that totaled approximately $10.3 million and $9.3 million at June 30, 2018 and December 31, 2017, respectively.

Purchased non-credit impaired loans (“PNCI loans”), net of related discounts, are summarized as follows (dollars in thousands):

Purchased Non-Credit Impaired Loans	June 30, 2018	December 31, 2017
Construction, land & land development	$14,282	$25,908
Other commercial real estate	194,995	218,660

Total commercial real estate	209,277	244,568

Residential real estate	72,817	96,529
Owner-occupied real estate	82,500	118,294
Commercial, financial & agricultural	426,992	529,184
Consumer	1,503	2,161

Total purchased non-credit impaired loans (1)	793,089	990,736
Allowance for loan and lease losses	(2,981)	(995)

Total purchased non-credit impaired loans, net	$790,108	$989,741

(1)	Includes net discounts that totaled approximately $7.3 million and $12.7 million at June 30, 2018 and December 31, 2017, respectively.

Purchased credit impaired loans (“PCI loans”), net of related discounts, are summarized as follows (dollars in thousands):

Purchased Credit Impaired Loans	June 30, 2018	December 31, 2017
Construction, land & land development	$13,227	$13,545
Other commercial real estate	73,607	86,748

Total commercial real estate	86,834	100,293

Residential real estate	32,087	40,332
Owner-occupied real estate	18,019	20,803
Commercial, financial & agricultural	11,440	14,051
Consumer	82	135

Total purchased credit impaired loans	148,462	175,614
Allowance for loan and lease losses	(3,988)	(3,716)

Total purchased credit impaired loans, net	$144,474	$171,898

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Changes in the carrying value of purchased credit impaired loans are presented in the following table for the periods presented (dollars in thousands):

	Three Months Ended June 30		Six Months Ended June 30
Purchased Credit Impaired Loans	2018	2017	2018	2017
Balance, beginning of period	$153,338	$149,560	$171,898	$155,573
Accretion of fair value discounts	6,595	9,228	12,541	16,905
Reductions in principal balances resulting from repayments, write-offs and foreclosures	(15,657)	(27,790)	(39,693)	(41,953)
Change in the allowance for loan and lease losses on purchased credit impaired loans	198	(161)	(272)	312

Balance, end of period	$144,474	$130,837	$144,474	$130,837

Purchased credit impaired loans are initially recorded at fair value at the acquisition date. The Company re-estimates expected cash flows on purchased credit impaired loans on a quarterly basis. Subsequent decreases in the amount of cash expected to be collected from the borrower results in a provision for loan and lease losses and an increase in the allowance for loan and lease losses. Subsequent increases in the amount of cash expected to be collected from the borrower results first in the reversal of any previously-recorded provision for loan and lease losses and related allowance for loan and lease losses, and then as a prospective increase in the accretable discount on the purchased credit impaired loans. The accretable discount is accreted into interest income over the estimated life of the related loan on a level yield basis.

Changes in the value of the accretable discount on purchased credit impaired loans are presented in the following table for the periods presented (dollars in thousands):

	Three Months Ended June 30		Six Months Ended June 30
Changes in Accretable Discount	2018	2017	2018	2017
Balance, beginning of period	$57,854	$63,066	$57,927	$69,301
Accretion	(6,595)	(9,228)	(12,541)	(16,905)
Transfers to accretable discounts and exit events, net	2,279	5,970	8,152	7,412

Balance, end of period	$53,538	$59,808	$53,538	$59,808

The change in the accretable discount is a result of the Company’s review and re-estimation of loss assumptions and expected cash flows on purchased credit impaired loans.

At June 30, 2018 and December 31, 2017, loans with a carrying value of $3.1 billion were pledged for lines of credit. At June 30, 2018, consumer mortgage loans secured by residential real estate properties totaling $104,000 were in formal foreclosure proceedings.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6: ALLOWANCE FOR LOAN AND LEASE LOSSES (ALLL)

The following tables summarize the Company’s allowance for loan and lease losses for the periods indicated (dollars in thousands):

	Three Months Ended June 30
	2018				2017
	Organic Loans	Purchased Non-Credit Impaired Loans	Purchased Credit Impaired Loans	Total	Organic Loans	Purchased Non-Credit Impaired Loans	Purchased Credit Impaired Loans	Total
Balance, beginning of period	$24,882	$2,249	$4,186	$31,317	$21,885	$491	$4,600	$26,976
Charge-offs	(171)	(285)	(35)	(491)	(536)	(197)	(214)	(947)
Recoveries	70	46	—	116	113	1	—	114

Net (charge-offs) recoveries	(101)	(239)	(35)	(375)	(423)	(196)	(214)	(833)
Provision for loan and lease losses	1,585	971	(163)	2,393	1,098	372	375	1,845

Balance, end of period	$26,366	$2,981	$3,988	$33,335	$22,560	$667	$4,761	$27,988

	Six Months Ended June 30
	2018				2017
	Organic Loans	Purchased Non-Credit Impaired Loans	Purchased Credit Impaired Loans	Total	Organic Loans	Purchased Non-Credit Impaired Loans	Purchased Credit Impaired Loans	Total
Balance, beginning of period	$24,039	$995	$3,716	$28,750	$21,086	$439	$5,073	$26,598
Charge-offs	(835)	(325)	(123)	(1,283)	(1,076)	(245)	(328)	(1,649)
Recoveries	203	64	—	267	190	2	—	192

Net (charge-offs) recoveries	(632)	(261)	(123)	(1,016)	(886)	(243)	(328)	(1,457)
Provision for loan and lease losses	2,959	2,247	395	5,601	2,360	471	16	2,847

Balance, end of period	$26,366	$2,981	$3,988	$33,335	$22,560	$667	$4,761	$27,988

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Activity in the allowance for loan and lease losses on organic loans is detailed as follows by portfolio segment for the periods indicated (dollars in thousands):

Organic Loans	Commercial Real Estate	Residential Real Estate	Owner- Occupied Real Estate	Commercial, Financial & Agricultural	Leases	Consumer	Total
Three Months Ended June 30, 2018
Beginning balance	$11,932	$2,894	$2,281	$6,230	$494	$1,051	$24,882
Charge-offs	(9)	(64)	—	(46)	(17)	(35)	(171)
Recoveries	20	7	—	25	4	14	70
Provision	211	(425)	673	1,229	(70)	(33)	1,585

Ending balance	$12,154	$2,412	$2,954	$7,438	$411	$997	$26,366

Six Months Ended June 30, 2018
Beginning balance	$13,037	$2,809	$2,075	$4,535	$629	$954	$24,039
Charge-offs	(277)	(212)	—	(159)	(80)	(107)	(835)
Recoveries	20	10	—	106	33	34	203
Provision	(626)	(195)	879	2,956	(171)	116	2,959

Ending balance	$12,154	$2,412	$2,954	$7,438	$411	$997	$26,366

Three Months Ended June 30, 2017
Beginning balance	$12,112	$1,666	$2,108	$4,514	$710	$775	$21,885
Charge-offs	(187)	(25)	—	(82)	(135)	(107)	(536)
Recoveries	—	3	—	22	68	20	113
Provision	1,412	197	(72)	(791)	182	170	1,098

Ending balance	$13,337	$1,841	$2,036	$3,663	$825	$858	$22,560

Six Months Ended June 30, 2017
Beginning balance	$11,767	$1,786	$2,239	$4,093	$655	$546	$21,086
Charge-offs	(187)	(48)	—	(142)	(499)	(200)	(1,076)
Recoveries	—	6	—	51	109	24	190
Provision	1,757	97	(203)	(339)	560	488	2,360

Ending balance	$13,337	$1,841	$2,036	$3,663	$825	$858	$22,560

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the balance of organic loans and the allowance for loan and lease losses based on the method of determining the allowance at the dates indicated (dollars in thousands):

	Allowance for Loan and Lease Losses			Loans
Organic Loans	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Allowance	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Loans
June 30, 2018
Commercial real estate	$—	$12,154	$12,154	$3,334	$1,398,995	$1,402,329
Residential real estate	—	2,412	2,412	1,350	221,536	222,886
Owner-occupied real estate	—	2,954	2,954	1,456	268,597	270,053
Commercial, financial & agricultural	—	7,438	7,438	5,039	661,533	666,572
Leases	—	411	411	—	36,863	36,863
Consumer	—	997	997	—	65,019	65,019

Total organic loans	$—	$26,366	$26,366	$11,179	$2,652,543	$2,663,722

December 31, 2017
Commercial real estate	$—	$13,037	$13,037	$3,822	$1,358,312	$1,362,134
Residential real estate	—	2,809	2,809	49	196,176	196,225
Owner-occupied real estate	65	2,010	2,075	808	259,465	260,273
Commercial, financial & agricultural	34	4,501	4,535	280	429,925	430,205
Leases	—	629	629	—	52,396	52,396
Consumer	—	954	954	—	64,610	64,610

Total organic loans	$99	$23,940	$24,039	$4,959	$2,360,884	$2,365,843

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Activity in the allowance for loan and lease losses on purchased non-credit impaired loans is detailed as follows by portfolio segment for the periods indicated (dollars in thousands):

Purchased Non-Credit Impaired Loans	Commercial Real Estate	Residential Real Estate	Owner- Occupied Real Estate	Commercial, Financial & Agricultural	Consumer	Total
Three Months Ended June 30, 2018
Beginning balance	$336	$524	$316	$1,067	$6	$2,249
Charge-offs	—	(36)	(249)	—	—	(285)
Recoveries	2	2	21	20	1	46
Provision	(46)	(156)	353	823	(3)	971

Ending balance	$292	$334	$441	$1,910	$4	$2,981

Six Months Ended June 30, 2018
Beginning balance	$230	$664	$88	$8	$5	$995
Charge-offs	—	(36)	(249)	(37)	(3)	(325)
Recoveries	7	10	21	24	2	64
Provision	55	(304)	581	1,915	—	2,247

Ending balance	$292	$334	$441	$1,910	$4	$2,981

Three Months Ended June 30, 2017
Beginning balance	$239	$175	$76	$—	$1	$491
Charge-offs	—	—	(80)	(115)	(2)	(197)
Recoveries	—	—	—	—	1	1
Provision	(94)	167	156	141	2	372

Ending balance	$145	$342	$152	$26	$2	$667

Six Months Ended June 30, 2017
Beginning balance	$88	$72	$44	$235	$—	$439
Charge-offs	—	—	(80)	(160)	(5)	(245)
Recoveries	—	—	—	—	2	2
Provision	57	270	188	(49)	5	471

Ending balance	$145	$342	$152	$26	$2	$667

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the balance of purchased non-credit impaired loans and the allowance for loan and lease losses based on the method of determining the allowance at the dates indicated (dollars in thousands):

	Allowance for Loan and Lease Losses			Loans
Purchased Non-Credit Impaired Loans	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Allowance	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Loans
June 30, 2018
Commercial real estate	$—	$292	$292	$—	$209,277	$209,277
Residential real estate	—	334	334	15	72,802	72,817
Owner-occupied real estate	28	413	441	848	81,652	82,500
Commercial, financial & agricultural	782	1,128	1,910	55,166	371,826	426,992
Consumer	—	4	4	—	1,503	1,503

Total purchased non-credit impaired loans	$810	$2,171	$2,981	$56,029	$737,060	$793,089

December 31, 2017
Commercial real estate	$—	$230	$230	$—	$244,568	$244,568
Residential real estate	—	664	664	19	96,510	96,529
Owner-occupied real estate	—	88	88	3,264	115,030	118,294
Commercial, financial & agricultural	8	—	8	1,491	527,693	529,184
Consumer	—	5	5	—	2,161	2,161

Total purchased non-credit impaired loans	$8	$987	$995	$4,774	$985,962	$990,736

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Activity in the allowance for loan and lease losses on purchased credit impaired loans is detailed as follows by portfolio segment for the periods indicated (dollars in thousands):

Purchased Credit Impaired Loans	Commercial Real Estate	Residential Real Estate	Owner- Occupied Real Estate	Commercial, Financial & Agricultural	Consumer	Total
Three Months Ended June 30, 2018
Beginning balance	$2,304	$830	$825	$217	$10	$4,186
Charge-offs	(1)	(28)	—	—	(6)	(35)
Recoveries	—	—	—	—	—	—
Provision	(131)	(16)	(9)	(3)	(4)	(163)

Ending balance	$2,172	$786	$816	$214	$—	$3,988

Six Months Ended June 30, 2018
Beginning balance	$1,706	$1,242	$718	$42	$8	$3,716
Charge-offs	(34)	(73)	(10)	—	(6)	(123)
Recoveries	—	—	—	—	—	—
Provision	500	(383)	108	172	(2)	395

Ending balance	$2,172	$786	$816	$214	$—	$3,988

Three Months Ended June 30, 2017
Beginning balance	$2,073	$959	$1,531	$37	$—	$4,600
Charge-offs	(160)	(38)	—	(15)	(1)	(214)
Recoveries	—	—	—	—	—	—
Provision	218	47	80	15	15	375

Ending balance	$2,131	$968	$1,611	$37	$14	$4,761

Six Months Ended June 30, 2017
Beginning balance	$2,183	$1,196	$1,655	$38	$1	$5,073
Charge-offs	(233)	(42)	(36)	(16)	(1)	(328)
Recoveries	—	—	—	—	—	—
Provision	181	(186)	(8)	15	14	16

Ending balance	$2,131	$968	$1,611	$37	$14	$4,761

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the balance of purchased credit impaired loans and the allowance for loan and lease losses based on the method of determining the allowance at the dates indicated (dollars in thousands):

	Allowance for Loan and Lease Losses			Loans
Purchased Credit Impaired Loans	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Allowance	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total Loans
June 30, 2018
Commercial real estate	$996	$1,176	$2,172	$74,876	$11,958	$86,834
Residential real estate	68	718	786	2,262	29,825	32,087
Owner-occupied real estate	695	121	816	7,646	10,373	18,019
Commercial, financial & agricultural	8	206	214	548	10,892	11,440
Consumer	—	—	—	—	82	82

Total purchased credit impaired loans	$1,767	$2,221	$3,988	$85,332	$63,130	$148,462

December 31, 2017
Commercial real estate	$1,052	$654	$1,706	$79,085	$21,208	$100,293
Residential real estate	128	1,114	1,242	3,029	37,303	40,332
Owner-occupied real estate	586	132	718	9,483	11,320	20,803
Commercial, financial & agricultural	32	10	42	2,318	11,733	14,051
Consumer	—	8	8	—	135	135

Total purchased credit impaired loans	$1,798	$1,918	$3,716	$93,915	$81,699	$175,614

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Impaired loans, segregated by class of loans, are presented in the following table (dollars in thousands):

	June 30, 2018			December 31, 2017
Impaired Loans (1)	Unpaid Principal Balance	Recorded Investment	Related Allowance	Unpaid Principal Balance	Recorded Investment	Related Allowance
With no related allowance recorded:
Construction, land & land development	$75	$71	$—	$82	$79	$—
Other commercial real estate	3,291	3,289	—	4,617	3,822	—

Total commercial real estate	3,366	3,360	—	4,699	3,901	—

Residential real estate	2,491	2,340	—	453	456	—
Owner-occupied real estate	1,640	1,600	—	4,172	4,015	—
Commercial, financial & agricultural	61,145	58,974	—	2,739	1,882	—
Consumer	39	33	—	51	40	—

Subtotal	68,681	66,307	—	12,114	10,294	—

With related allowance recorded:
Construction, land & land development	—	—	—	113	112	56
Other commercial real estate	—	—	—	—	—	—

Total commercial real estate	—	—	—	113	112	56

Residential real estate	789	741	371	1,452	1,399	699
Owner-occupied real estate	966	930	69	350	335	125
Commercial, financial & agricultural	2,949	2,858	1,465	872	821	318
Consumer	80	76	38	83	81	40

Subtotal	4,784	4,605	1,943	2,870	2,748	1,238

Total impaired loans	$73,465	$70,912	$1,943	$14,984	$13,042	$1,238

(1)	Includes loans with SBA guaranteed balances of $3.6 million and $5.7 million at June 30, 2018 and December 31, 2017, respectively.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents information related to the average recorded investment and interest income recognized on impaired loans, for the periods presented (dollars in thousands):

	June 30, 2018		June 30, 2017
	Average Recorded Investment (1)	Interest Income Recognized (2)	Average Recorded Investment (1)	Interest Income Recognized (2)
Impaired Loans
Three Months Ended
Construction, land & land development	$75	$—	$3,458	$—
Other commercial real estate	3,312	8	51	—

Total commercial real estate	3,387	8	3,509	—

Residential real estate	3,873	—	1,018	—
Owner-occupied real estate	2,525	—	2,788	—
Commercial, financial & agricultural	57,434	661	2,682	1
Consumer	117	—	72	—

Total impaired loans	$67,336	$669	$10,069	$1

Six Months Ended
Construction, land & land development	$132	$—	$4,297	$—
Other commercial real estate	3,359	16	53	—

Total commercial real estate	3,491	16	4,350	—

Residential real estate	4,099	—	1,031	—
Owner-occupied real estate	4,099	—	2,824	—
Commercial, financial & agricultural	41,624	1,027	2,736	1
Consumer	131	—	77	—

Total impaired loans	$53,444	$1,043	$11,018	$1

(1)

The average recorded investment for troubled debt restructurings was $6.9 million and $7.0 million for the three and six months ended June 30, 2018, respectively, and was $3.2 million and $4.1 million for the three and six months ended June 30, 2017, respectively.

(2)

The interest income recognized on troubled debt restructurings was $67,000 and $131,000 for the three and six months ended June 30, 2018, respectively, and was $0 for both the three and six months ended June 30, 2017.

The following table presents the recorded investment in nonaccrual loans by loan class at the dates indicated (dollars in thousands):

Nonaccrual Loans	June 30, 2018	December 31, 2017
Construction, land & land development	$71	$191
Other commercial real estate	2,799	3,257

Total commercial real estate	2,870	3,448

Residential real estate	3,081	1,855
Owner-occupied real estate	2,530	4,350
Commercial, financial & agricultural	22,114	2,703
Consumer	109	121

Total nonaccrual loans	$30,704	$12,477

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents an analysis of past due organic loans, by class of loans, at the dates indicated (dollars in thousands):

Organic Loans	30 - 89 Days Past Due	90 Days or Greater Past Due	Total Past Due	Current	Total Loans	Loans > 90 Days and Accruing
June 30, 2018
Construction, land & land development	$138	$45	$183	$454,442	$454,625	$—
Other commercial real estate	12	—	12	947,692	947,704	—

Total commercial real estate	150	45	195	1,402,134	1,402,329	—

Residential real estate	1,114	269	1,383	221,503	222,886	—
Owner-occupied real estate	1,591	242	1,833	268,220	270,053	—
Commercial, financial & agricultural	193	471	664	665,908	666,572	—
Leases	—	—	—	36,863	36,863	—
Consumer	117	9	126	64,893	65,019	—

Total organic loans	$3,165	$1,036	$4,201	$2,659,521	$2,663,722	$—

December 31, 2017
Construction, land & land development	$487	$45	$532	$412,008	$412,540	$—
Other commercial real estate	—	—	—	949,594	949,594	—

Total commercial real estate	487	45	532	1,361,602	1,362,134	—

Residential real estate	1,868	92	1,960	194,265	196,225	—
Owner-occupied real estate	474	713	1,187	259,086	260,273	—
Commercial, financial & agricultural	865	122	987	429,218	430,205	—
Leases	—	—	—	52,396	52,396	—
Consumer	67	28	95	64,515	64,610	—

Total organic loans	$3,761	$1,000	$4,761	$2,361,082	$2,365,843	$—

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents an analysis of past due purchased non-credit impaired loans, by class of loans, at the dates indicated (dollars in thousands):

Purchased Non-Credit Impaired Loans	30 - 89 Days Past Due	90 Days or Greater Past Due	Total Past Due	Current	Total Loans	Loans > 90 Days and Accruing
June 30, 2018
Construction, land & land development	$—	$—	$—	$14,282	$14,282	$—
Other commercial real estate	—	—	—	194,995	194,995	—

Total commercial real estate	—	—	—	209,277	209,277	—

Residential real estate	1,449	195	1,644	71,173	72,817	—
Owner-occupied real estate	46	144	190	82,310	82,500	—
Commercial, financial & agricultural	71	930	1,001	425,991	426,992	—
Consumer	29	8	37	1,466	1,503	—

Total purchased non-credit impaired loans	$1,595	$1,277	$2,872	$790,217	$793,089	$—

December 31, 2017
Construction, land & land development	$35	$—	$35	$25,873	$25,908	$—
Other commercial real estate	—	45	45	218,615	218,660	—

Total commercial real estate	35	45	80	244,488	244,568	—

Residential real estate	537	126	663	95,866	96,529	—
Owner-occupied real estate	283	1,590	1,873	116,421	118,294	—
Commercial, financial & agricultural	640	628	1,268	527,916	529,184	—
Consumer	28	13	41	2,120	2,161	—

Total purchased non-credit impaired loans	$1,523	$2,402	$3,925	$986,811	$990,736	$—

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents an analysis of past due purchased credit impaired loans, by class of loans, at the dates indicated (dollars in thousands):

Purchased Credit Impaired Loans	30 - 89 Days Past Due	90 Days or Greater Past Due	Total Past Due	Current	Total Loans
June 30, 2018
Construction, land & land development	$8	$1,798	$1,806	$11,421	$13,227
Other commercial real estate	298	2,364	2,662	70,945	73,607

Total commercial real estate	306	4,162	4,468	82,366	86,834

Residential real estate	962	1,206	2,168	29,919	32,087
Owner-occupied real estate	187	598	785	17,234	18,019
Commercial, financial & agricultural	—	1,414	1,414	10,026	11,440
Consumer	—	—	—	82	82

Total purchased credit impaired loans	$1,455	$7,380	$8,835	$139,627	$148,462

December 31, 2017
Construction, land & land development	$1	$1,881	$1,882	$11,663	$13,545
Other commercial real estate	363	3,303	3,666	83,082	86,748

Total commercial real estate	364	5,184	5,548	94,745	100,293

Residential real estate	1,519	1,876	3,395	36,937	40,332
Owner-occupied real estate	85	786	871	19,932	20,803
Commercial, financial & agricultural	201	224	425	13,626	14,051
Consumer	—	15	15	120	135

Total purchased credit impaired loans	$2,169	$8,085	$10,254	$165,360	$175,614

For each period indicated, a portion of the Company’s purchased credit impaired loans were past due, including many that were 90 days or more past due; however, such delinquencies were included in the Company’s performance expectations in determining the fair values of purchased credit impaired loans at each acquisition and at subsequent valuation dates. All purchased credit impaired loan cash flows and the timing of such cash flows continue to be estimable and probable of collection and thus accretion income continues to be recognized on these assets. As such, the referenced purchased credit impaired loans are not considered nonperforming assets.

Asset Quality Grades:

The Company assigns loans into risk categories based on relevant information about the ability of borrowers to pay their debts, such as current financial information, historical payment experience, credit documentation, public information and current economic trends, among other factors. A loan’s risk grade is assigned at inception based upon the strength of the repayment sources and reassessed periodically throughout the year. Loans over certain dollar thresholds identified as having weaknesses are subject to more frequent review. In addition, the Company’s internal loan review department provides an ongoing, comprehensive and independent assessment of credit risk within the Company.

Loans are graded on a scale of 1 to 9. Pass grades are from 1 to 4. Descriptions of the general characteristics of grades 5 and above are as follows:

Watch (Grade 5) — Loans graded Watch are pass credits that have not met performance expectations or that have higher inherent risk characteristics warranting continued supervision and attention.

OAEM (Grade 6) — Loans graded OAEM (other assets especially mentioned) have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or in the Company’s credit position at some future date. OAEM loans are not adversely classified and do not expose the institution to sufficient risk to warrant adverse classification.

Substandard (Grade 7) — Loans classified as substandard are inadequately protected by the current sound worth and payment capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness, or weaknesses, that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Doubtful (Grade 8) — Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loss (Grade 9) — Loans classified as loss are considered uncollectible and have little value to the Company and their continuance as an active relationship is not warranted.

The following table presents the risk grades of the organic loan portfolio, by class of loans, at the dates indicated (dollars in thousands):

Organic Loans	Pass	Watch	OAEM	Substandard	Doubtful	Total
June 30, 2018
Construction, land & land development	$418,587	$30,238	$5,755	$45	$—	$454,625
Other commercial real estate	904,916	37,816	2,161	2,811	—	947,704

Total commercial real estate	1,323,503	68,054	7,916	2,856	—	1,402,329

Residential real estate	215,547	4,180	311	2,848	—	222,886
Owner-occupied real estate	238,941	23,746	2,214	5,152	—	270,053
Commercial, financial & agricultural	617,246	42,647	262	6,417	—	666,572
Leases	34,481	2,382	—	—	—	36,863
Consumer	64,828	49	61	78	3	65,019

Total organic loans	$2,494,546	$141,058	$10,764	$17,351	$3	$2,663,722

December 31, 2017
Construction, land & land development	$371,358	$38,939	$2,086	$157	$—	$412,540
Other commercial real estate	920,168	22,229	3,365	3,832	—	949,594

Total commercial real estate	1,291,526	61,168	5,451	3,989	—	1,362,134

Residential real estate	188,918	3,668	1,488	2,151	—	196,225
Owner-occupied real estate	240,987	16,891	1,067	1,328	—	260,273
Commercial, financial & agricultural	421,114	7,870	123	1,098	—	430,205
Leases	47,908	4,488	—	—	—	52,396
Consumer	64,361	58	81	110	—	64,610

Total organic loans	$2,254,814	$94,143	$8,210	$8,676	$—	$2,365,843

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the risk grades of the purchased non-credit impaired loan portfolio, by class of loans, at the dates indicated (dollars in thousands):

Purchased Non-Credit Impaired Loans	Pass	Watch	OAEM	Substandard	Doubtful	Total
June 30, 2018
Construction, land & land development	$14,210	$44	$—	$28	$—	$14,282
Other commercial real estate	155,344	35,540	3,584	527	—	194,995

Total commercial real estate	169,554	35,584	3,584	555	—	209,277

Residential real estate	69,339	1,308	294	1,802	74	72,817
Owner-occupied real estate	72,994	6,148	—	3,358	—	82,500
Commercial, financial & agricultural	321,831	49,628	15,760	39,773	—	426,992
Consumer	1,432	12	—	39	20	1,503

Total purchased non-credit impaired loans	$635,150	$92,680	$19,638	$45,527	$94	$793,089

December 31, 2017
Construction, land & land development	$25,486	$385	$—	$37	$—	$25,908
Other commercial real estate	214,916	1,341	1,825	578	—	218,660

Total commercial real estate	240,402	1,726	1,825	615	—	244,568

Residential real estate	92,119	2,216	791	1,369	34	96,529
Owner-occupied real estate	110,034	3,227	1,280	3,753	—	118,294
Commercial, financial & agricultural	452,822	59,306	5,223	11,833	—	529,184
Consumer	2,091	3	—	37	30	2,161

Total purchased non-credit impaired loans	$897,468	$66,478	$9,119	$17,607	$64	$990,736

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Classifications on purchased credit impaired loans are based upon the borrower’s ability to pay the current unpaid principal balance without regard to the net carrying value of the loan on the Company’s balance sheet. Because the values shown in the table below are based on each loan’s estimated cash flows, any expected losses should be covered by a combination of the specific reserves established in the allowance for loan and lease losses on purchased credit impaired loans plus the discounts to the unpaid principal balances reflected in the recorded investment of each loan.

The following table presents the risk grades of the purchased credit impaired loan portfolio, by class of loans (dollars in thousands):

Purchased Credit Impaired Loans	Pass	Watch	OAEM	Substandard	Doubtful	Total
June 30, 2018
Construction, land & land development	$6,466	$609	$915	$5,237	$—	$13,227
Other commercial real estate	46,059	15,756	1,273	10,519	—	73,607

Total commercial real estate	52,525	16,365	2,188	15,756	—	86,834

Residential real estate	17,187	4,522	1,274	9,036	68	32,087
Owner-occupied real estate	6,356	3,759	791	7,113	—	18,019
Commercial, financial & agricultural	513	121	—	10,806	—	11,440
Consumer	31	24	19	8	—	82

Total purchased credit impaired loans	$76,612	$24,791	$4,272	$42,719	$68	$148,462

December 31, 2017
Construction, land & land development	$6,677	$809	$973	$5,086	$—	$13,545
Other commercial real estate	63,210	11,998	2,361	9,179	—	86,748

Total commercial real estate	69,887	12,807	3,334	14,265	—	100,293

Residential real estate	21,706	6,419	1,590	10,504	113	40,332
Owner-occupied real estate	7,181	4,896	818	7,908	—	20,803
Commercial, financial & agricultural	2,094	211	323	11,423	—	14,051
Consumer	60	28	21	26	—	135

Total purchased credit impaired loans	$100,928	$24,361	$6,086	$44,126	$113	$175,614

Troubled Debt Restructurings (TDRs)

Total troubled debt restructurings (TDRs) were $6.9 million at June 30, 2018, with $28,000 in related allowance. At December 31, 2017, TDRs totaled $1.5 million with no related allowance. At June 30, 2018, there was one commitment to extend credit to a borrower with an existing troubled debt restructuring totaling $599,000. At December 31, 2017, there were no commitments to extend credit to borrowers with an existing troubled debt restructuring. Purchased credit impaired loans modified post-acquisition are not removed from their accounting pools and accounted for as TDRs, even if those loans would otherwise be deemed TDRs.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table provides information on loans that were modified as TDRs during the periods presented (dollars in thousands):

	June 30, 2018			June 30, 2017
TDR Additions (1)	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment	Number of Contracts	Pre-Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
Six Months Ended
Construction, land & land development	—	$—	$—	—	$—	$—
Other commercial real estate	2	2,801	2,801	—	—	—

Total commercial real estate	2	2,801	2,801	—	—	—

Commercial & industrial	—	—	—	—	—	—
Owner-occupied real estate	—	—	—	—	—	—
Residential real estate	1	2,769	2,769	—	—	—
Consumer & Other	—	—	—	—	—	—

Total modifications	3	$5,570	$5,570	—	$—	$—

(1)

The pre-modification and post-modification recorded investment amount represents the recorded investment on the date of the loan modification. Since the modifications on these loans were either an interest rate concession or payment term extension, not principal reductions, the pre-modification and post-modification recorded investment amount is the same.

There were no loans modified as a TDR during the three months ended June 30, 2018 or 2017. During the six months ended June 30, 2018, there was one loan modified as a TDR which subsequently defaulted within twelve months of its modification date with a recorded investment of $848,000. During the six months ended June 30, 2017, there were no TDRs that subsequently defaulted within twelve months of their modification dates.

NOTE 7: SBA SERVICING RIGHTS

All sales of SBA loans, consisting of the guaranteed portion, are executed on a servicing retained basis. These loans, which are partially guaranteed by the SBA, are generally secured by business property such as real estate, inventory, equipment and accounts receivable. During the three and six months ended June 30, 2018, the Company sold SBA loans with unpaid principal balances totaling $9.8 million and $18.4 million, respectively, and recognized $1.0 million and $1.9 million in gains on the loan sales, respectively. During the three and six months ended June 30, 2017, the Company sold SBA loans with unpaid principal balances totaling $16.5 million and $25.0 million, respectively, and recognized $1.6 million and $2.5 million in gains on the loan sales, respectively. The Company retains the related loan servicing rights and receives servicing fees on the sold loans. Both the servicing fees and the gains on sales of loans are recorded in SBA income on the consolidated statements of income. SBA servicing fees totaled $462,000 and $938,000 for the three and six months ended June 30, 2018, respectively. SBA servicing fees totaled $407,000 and $840,000 for the three and six months ended June 30, 2017, respectively. At June 30, 2018 and December 31, 2017, the Company serviced SBA loans for others with unpaid principal balances totaling $184.8 million and $185.6 million, respectively.

The table below summarizes the activity in the SBA servicing rights asset for the periods presented (dollars in thousands):

	Three Months Ended June 30		Six Months Ended June 30
SBA Servicing Rights	2018	2017	2018	2017
Balance, beginning of period	$4,003	$3,547	$4,069	$3,477
Additions	213	391	413	597
Fair value adjustments	(227)	(110)	(493)	(246)

Balance, end of period	$3,989	$3,828	$3,989	$3,828

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of the SBA servicing rights asset, key metrics, and the sensitivity of the fair value due to adverse changes in key economic assumptions at the periods presented are as follows (dollars in thousands):

SBA Servicing Rights	June 30, 2018	December 31, 2017
Fair value	$3,989	$4,069
Weighted average discount rate	12.7%	12.9%
Decline in fair value due to a 100 basis point adverse change	$(130)	$(140)
Decline in fair value due to a 200 basis point adverse change	(253)	(272)
Prepayment speed	11.0%	9.1%
Decline in fair value due to a 10% adverse change	$(160)	$(141)
Decline in fair value due to a 20% adverse change	(310)	(275)
Weighted average remaining life (years)	5.9	6.7

The sensitivity calculations above are hypothetical and should not be considered to be predictive of future performance. As indicated, changes in fair value based on adverse changes in model inputs and/or assumptions generally cannot be extrapolated because the relationship of the change in input or assumption to the change in fair value may not be linear. In addition, the effect of an adverse variation in a particular input or assumption on the value of the SBA servicing rights is calculated without changing any other input or assumption. In reality, changes in one factor may magnify or counteract the effect of the change.

The risk inherent in the SBA servicing rights asset includes prepayments at different rates than anticipated or resolution of loans at dates not consistent with the estimated expected lives. These events would cause the value of the servicing asset to decline at a faster or slower rate than originally anticipated.

Information about the SBA loans serviced by the Company at and for the periods presented are as follows (dollars in thousands):

	June 30, 2018
SBA Loans Serviced	Unpaid Principal Balance	30 - 89 Days Past Due	90 Days or Greater Past Due	Net Charge-offs for the Six Months Ended June 30, 2018
Serviced for others	$184,803	$557	$—	$—
Held-for-sale	15,874	—	—	—
Held-for-investment	151,343	1,677	5,714	52

Total SBA loans serviced	$352,020	$2,234	$5,714	$52

	December 31, 2017
SBA Loans Serviced	Unpaid Principal Balance	30 - 89 Days Past Due	90 Days or Greater Past Due	Net Charge-offs for the Six Months Ended June 30, 2017
Serviced for others	$185,557	$1,555	$—	$—
Held-for-sale	10,420	—	—	—
Held-for-investment	153,810	2,508	6,627	—

Total SBA loans serviced	$349,787	$4,063	$6,627	$—

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8: DERIVATIVE INSTRUMENTS & HEDGING ACTIVITIES

Interest Rate Swaps and Caps

Risk Management Objective of Interest Rate Swaps and Caps

The Company is exposed to certain risks arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity and credit risk, primarily by managing the amount, sources and duration of certain balance sheet assets and liabilities. In the normal course of business, the Company also uses derivative financial instruments to add stability to interest income or expense and to manage its exposure to movements in interest rates. The Company does not use derivatives for trading or speculative purposes and only enters into transactions that have a qualifying hedging relationship. The Company’s hedging strategies involving interest rate derivatives are classified as either Fair Value Hedges or Cash Flow Hedges, depending upon the rate characteristic of the hedged item.

Fair Value Hedge: As a result of interest rate fluctuations, fixed-rate assets and liabilities will appreciate or depreciate in fair value. When effectively hedged, this appreciation or depreciation will generally be offset by fluctuations in the fair value of the derivative instruments that are linked to the hedged assets and liabilities. This strategy is referred to as a fair value hedge.

Cash Flow Hedge: Cash flows related to floating-rate assets and liabilities will fluctuate with changes in an underlying rate index. When effectively hedged, the increases or decreases in cash flows related to the floating rate asset or liability will generally be offset by changes in cash flows of the derivative instrument designated as a hedge. This strategy is referred to as a cash flow hedge.

Credit and Collateral Risks for Interest Rate Swaps and Caps

The Company manages credit exposure on interest rate swap and cap transactions by entering into a bilateral credit support agreement with each counterparty. The credit support agreements require collateralization of exposures beyond specified minimum threshold amounts. The details of these agreements, including the minimum thresholds, vary by counterparty. Refer to Note 9, Balance Sheet Offsetting, for more information on collateral pledged and received under these agreements.

The Company’s agreements with its interest rate swap and cap counterparties contain a provision where if either party defaults on any of its indebtedness, then it could also be declared in default on its derivative obligations. The agreements with derivative counterparties also include provisions that if not met, could result in the Company being declared in default. If the Company were to be declared in default, the counterparty could terminate the derivative positions and the Company and the counterparty would be required to settle their obligations under the agreements. At June 30, 2018, the Company had no derivatives in a net liability position under these agreements.

Mortgage Derivatives

Risk Management Objective of Mortgage Lending Activities

The Company also maintains a risk management program to manage interest rate risk and pricing risk associated with its mortgage lending activities. The risk management program includes the use of forward contracts and other derivatives that are recorded in the financial statements at fair value and are used to offset changes in value of the mortgage inventory due to changes in market interest rates. As a normal part of our operations, we enter into derivative contracts to economically hedge risks associated with overall price risk related to interest rate lock commitments (“IRLCs”) and mortgage loans held-for-sale for which the fair value option has been elected. Fair value changes occur as a result of interest rate movements as well as changes in the value of the associated servicing. Derivative instruments used include forward sale commitments and IRLCs.

Commitments to fund mortgage loans (interest rate locks) to be sold into the secondary market and forward commitments for the future delivery of mortgage loans to third party investors are considered derivatives. It is the Company’s practice to enter into forward commitments for the future delivery of mortgage loans in order to economically hedge the effect of changes in interest rates resulting from interest rate lock commitments.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Credit and Collateral Risks for Mortgage Lending Activities

The Company’s underlying risks are primarily related to interest rates and forward sales commitments entered into as part of its mortgage banking activities. Forward sales commitments are contracts for the delayed delivery or net settlement of an underlying instrument, such as a mortgage loan, in which the seller agrees to deliver on a specified future date, either a specified instrument at a specified price or yield or the net cash equivalent of an underlying instrument. These hedges are used to preserve the Company’s position relative to future sales of mortgage loans to third parties in an effort to minimize the volatility of the expected gain on sale from changes in interest rate and the associated pricing changes.

Derivative Fair Values

The table below presents the fair values of the Company’s derivatives at the dates presented (dollars in thousands):

	Derivative Assets (1)		Derivative Liabilities (1)
	June 30, 2018	December 31, 2017	June 30, 2018	December 31, 2017
Derivatives Designated as Hedging Instruments
Interest rate swaps and caps	$4,230	$2,011	$—	$116

Total	$4,230	$2,011	$—	$116

Derivatives Not Designated as Hedging Instruments
Mortgage derivatives	$1,013	$616	$699	$238

Total	$1,013	$616	$699	$238

(1)

All derivative assets are located in “Other Assets” on the consolidated statements of financial condition and all derivative liabilities are located in “Other Liabilities” on the consolidated statements of financial condition.

The tables below presents the effect of fair value and cash flow hedge accounting on the consolidated statements of income for the periods presented (dollars in thousands):

	Three Months Ended June 30
	2018			2017
	Interest Income	Interest Expense	Noninterest Income	Interest Income	Interest Expense	Noninterest Income
Total amounts of income and expense line items presented in the consolidated statements of income	$63,688	$7,558	$10,917	$49,847	$3,369	$10,476
Gain (loss) on fair value hedging relationships in Subtopic 815-20
Interest rate swaps:
Hedged items	(588)	—	—	—	—	425
Derivatives designated as hedging instruments	668	—	—	—	—	(464)
Gain (loss) on cash flow hedging relationships in Subtopic 815-20
Interest rate caps:
Amount of loss reclassified from accumulated other comprehensive loss into income	—	—	—	—	430	—

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Six Months Ended
	June 30
	2018			2017
	Interest Income	Interest Expense	Noninterest Income	Interest Income	Interest Expense	Noninterest Income
Total amounts of income and expense line items presented in the consolidated statements of income	$124,249	$13,263	$21,378	$97,044	$6,608	$19,935
Gain (loss) on fair value hedging relationships in Subtopic 815-20
Interest rate swaps:
Hedged items	(2,316)	—	—	—	—	(83)
Derivatives designated as hedging instruments	2,527	—	—	—	—	32
Gain (loss) on cash flow hedging relationships in Subtopic 815-20
Interest rate caps:
Amount of loss reclassified from accumulated other comprehensive loss into income	—	91	—	—	834	—

Derivatives Designated as Hedging Instruments

Fair Value Hedges

The Company uses interest rate swaps as part of its interest rate risk management strategy. Interest rate swaps, designated as fair value hedges, involve the receipt of variable amounts from a counterparty in exchange for the Company making fixed payments over the life of the agreements without the exchange of the underlying notional amount. The gain or loss on the derivative as well as the offsetting gain or loss on the hedged item attributable to the hedged risk are recognized in earnings. At June 30, 2018 and December 31, 2017, the Company had 72 and 84 interest rate swaps with an aggregate notional amount of $123.0 million and $141.9 million, designated as fair value hedges associated with the Company’s fixed rate loan program.

The tables below presents the effect of fair value hedges on the consolidated statements of financial condition for the periods presented (dollars in thousands):

Line Item in the Statement of Financial Condition in	Carrying Amount of the Hedged Asset		Cumulative Amount of Fair Value Hedging Adjustment Included in the Carrying Amount of the Hedged Asset
Which the Hedged Item Is Included	June 30, 2018	December 31, 2017	June 30, 2018	December 31, 2017
Loans	$119,559	$139,391	$(4,145)	$(1,892)

Total	$119,559	$139,391	$(4,145)	$(1,892)

Cash Flow Hedges

The Company used interest rate caps as part of its interest rate risk management strategy. Interest rate caps, designated as cash flow hedges, involve the payment of a premium to a counterparty based on the notional size and cap strike rate. The Company’s former cash flow hedges were for the purpose of capping interest rates paid on deposits, which protected the Company in a rising rate environment. The caps were purchased during the first quarter of 2013 to hedge the variable cash outflows associated with these liabilities; they originally had a five-year life and notional value of $200.0 million. These caps expired in the first quarter of 2018. Amounts reported in AOCI related to derivatives were reclassified to interest expense as the interest rate cap premium was amortized over the life of the cap.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The table below presents the effect of the Company’s derivatives in cash flow hedging relationships for the periods presented (dollars in thousands):

		Three Months Ended		Six Months Ended
		June 30		June 30
Interest Rate Products	Location	2018	2017	2018	2017
Amount of (loss) gain recognized in AOCI on derivatives	OCI	$—	$21	$(4)	$80
Amount of loss reclassified from AOCI into income	Interest expense	—	430	91	834

Amount of loss recognized in consolidated statements of comprehensive income		$—	$(409)	$(95)	$(754)

Derivatives Not Designated as Hedging Instruments

Interest Rate Swaps

At June 30, 2018, the Company had no interest rate swaps that were not designated as fair value hedges associated with the Company’s fixed rate loan program and recognized no related income statement impact during the three and six months ended June 30, 2018. For the three and six months ended June 30, 2017, there were net losses of $40,000 and $56,000, respectively, recorded in the income statement for the interest rate swaps not designated as hedging instruments.

Mortgage Derivatives

Mortgage derivative fair value assets and liabilities are recorded in “Other Assets” and “Other Liabilities,” respectively, on the consolidated statements of financial condition. At June 30, 2018 and December 31, 2017, the fair value of mortgage derivative assets was $1.0 million and $616,000, respectively, and the fair value of mortgage derivative liabilities was $699,000 and $238,000, respectively. At June 30, 2018 and December 31, 2017, the Company had approximately $52.7 million and $36.3 million, respectively, of interest rate lock commitments, and $82.6 million and $55.8 million, respectively, of forward commitments for the future delivery of residential mortgage loans. The net gain related to interest rate lock commitments for the three months ended June 30, 2018 was $204,000, compared to a loss of $284,000 for the same period in 2017. The net gains related to interest rate lock commitments were $542,000 and $329,000 for the six months ended June 30, 2018 and 2017, respectively. The net loss for forward commitments related to these mortgage loans was $534,000 for the three months ended June 30, 2018, compared to a net gain of $303,000 for the same period in 2017. The net losses for forward commitments were $606,000 and $682,000 for the six months ended June 30, 2018 and 2017, respectively.

The table below presents the effect of the Company’s derivatives not designated as hedging instruments for the periods presented (dollars in thousands):

		Three Months Ended		Six Months Ended
		June 30		June 30
Interest Rate Products	Location	2018	2017	2018	2017
Amount of loss recognized in income on interest rate swaps	Noninterest income	$—	$(40)	$—	$(56)
Amount of gain (loss) recognized in income on interest rate lock commitments	Noninterest income	204	(284)	542	329
Amount of (loss) gain recognized in income on forward commitments	Noninterest income	(534)	303	(606)	(682)

Total (loss) gain recognized in income on derivatives not designated as hedging instruments		$(330)	$(21)	$(64)	$(409)

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9: BALANCE SHEET OFFSETTING AND REPURCHASE AGREEMENTS

Balance Sheet Offsetting

Certain financial instruments, including repurchase agreements and derivatives (interest rate swaps and caps), may be eligible for offset in the consolidated statements of financial condition and/or subject to master netting arrangements or similar agreements; however, the Company does not offset assets and liabilities under these arrangements for financial statement presentation purposes.

The table below presents information about the Company’s financial instruments that are eligible for offset in the consolidated statements of financial condition at the dates presented (dollars in thousands):

	Gross Amounts Recognized	Gross Amounts Offset on the Statement of Financial Condition	Net Amounts Presented on the Statement of Financial Condition	Gross Amounts Not Offset on the Statement of Financial Condition		Net Amount
				Financial Instruments	Collateral Received/Posted (1)
June 30, 2018
Offsetting Assets
Interest rate swaps and caps	$4,230	$—	$4,230	$—	$(4,230)	$—
Offsetting Liabilities
Interest rate swaps and caps	$—	$—	$—	$—	$—	$—
Repurchase agreements	13,525	—	13,525	—	(13,525)	—

Total liabilities	$13,525	$—	$13,525	$—	$(13,525)	$—

December 31, 2017
Offsetting Assets
Interest rate swaps and caps	$2,011	$—	$2,011	$(116)	$(1,895)	$—
Offsetting Liabilities
Interest rate swaps and caps	$116	$—	$116	$(116)	$—	$—
Repurchase agreements	25,209	—	25,209	—	(25,209)	—

Total liabilities	$25,325	$—	$25,325	$(116)	$(25,209)	$—

(1)	The application of collateral cannot reduce the net amount below zero; therefore, excess collateral received/posted is not reflected in this table. All positions are fully collateralized.

Repurchase Agreements

The Company utilizes securities sold under repurchase agreements to facilitate the needs of its customers. Securities sold under repurchase agreements consist of balances in the transaction accounts of commercial customers swept nightly to an overnight investment account and are collateralized with investment securities having a market value no less than the balance borrowed. The investment securities pledged are subject to market fluctuations as well as prepayments of principal. The Company monitors the risk of the fair value of its pledged collateral falling below the balance of the repurchase agreements on a daily basis and may be required to provide additional collateral. Securities pledged as collateral are maintained with a safekeeping agent.

At June 30, 2018 and December 31, 2017, securities sold under repurchase agreements were $13.5 million and $25.2 million, respectively, all of which mature on an overnight and continuous basis. At both June 30, 2018 and December 31, 2017, investment securities pledged for the outstanding repurchase agreements consisted of U.S. government sponsored agency mortgage-backed securities.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10: REGULATORY MATTERS

Regulatory Capital Requirements

Beginning on January 1, 2015, the Company and State Bank became subject to the provisions of the Basel III final rule that governs the regulatory capital calculation, including transitional, or phase-in, provisions. The methods for calculating the risk-based capital ratios will change as the provisions of the Basel III final rule related to the numerator (capital) and denominator (risk-weighted assets) are fully phased in on January 1, 2019. The ongoing methodological changes will result in differences in the reported capital ratios from one reporting period to the next that are independent of applicable changes in the capital base, asset composition, off-balance sheet exposures or risk profile.

Beginning on January 1, 2016, the Company and State Bank must maintain a capital conservation buffer to avoid restrictions on capital distributions or discretionary bonus payments. This buffer must consist solely of Common Equity Tier 1 Capital, but the buffer applies to all three measurements (Common Equity Tier 1, Tier 1 capital and total capital) in addition to the minimum risk-based capital requirements. The capital conservation buffer required for 2018 is common equity equal to 1.875% of risk-weighted assets and will increase by .625% per year until reaching 2.5% beginning January 1, 2019.

The minimum regulatory capital ratios and ratios to be considered well-capitalized under prompt corrective action provisions at both June 30, 2018 and December 31, 2017 are presented in the table below:

Capital Ratio Requirements	Minimum Requirement	Well-capitalized (1)
Common Equity Tier 1 (CET1) capital ratio	4.50%	6.50%
Tier 1 risk-based capital ratio	6.00%	8.00%
Total risk-based capital ratio	8.00%	10.00%
Tier 1 leverage ratio	4.00%	5.00%

(1)	The prompt corrective action provisions are only applicable at the bank level.

At June 30, 2018 and December 31, 2017, the Company and State Bank exceeded all regulatory capital adequacy requirements to which they were subject.

The Company’s regulatory ratios at the dates indicated are presented in the table below (dollars in thousands):

	June 30, 2018			December 31, 2017
	Actual		Required	Actual		Required
Company	Amount	Ratio	Minimum Amount	Amount	Ratio	Minimum Amount
Common Equity Tier 1 (CET1) capital ratio	$569,237	12.79%	$200,354	$547,822	12.61%	$195,433
Tier 1 risk-based capital ratio	569,237	12.79%	267,139	547,822	12.61%	260,578
Total risk-based capital ratio	602,572	13.53%	356,186	576,572	13.28%	347,437
Tier 1 leverage ratio	569,237	11.75%	193,773	547,822	11.24%	194,924

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

State Bank’s regulatory ratios at the dates indicated are presented in the table below (dollars in thousands):

	June 30, 2018				December 31, 2017
	Actual		Required		Actual		Required
State Bank	Amount	Ratio	Minimum Amount	Well Capitalized Amount	Amount	Ratio	Minimum Amount	Well Capitalized Amount
Common Equity Tier 1 (CET1) capital ratio	$494,402	11.13%	$199,943	$288,807	$481,135	11.10%	$194,972	$281,626
Tier 1 risk-based capital ratio	494,402	11.13%	266,591	355,455	481,135	11.10%	259,962	346,617
Total risk-based capital ratio	527,737	11.88%	355,455	444,318	509,885	11.77%	346,617	433,271
Tier 1 leverage ratio	494,402	10.21%	193,611	242,014	481,135	9.90%	194,429	243,037

Regulatory Restrictions on Dividends

Regulatory policy statements provide that generally bank holding companies should pay dividends only out of current operating earnings and that the level of dividends must be consistent with current and expected capital requirements. Dividends received from State Bank have been the primary source of funds available for the declaration and payment of dividends to the Company’s common shareholders.

Federal and state banking laws and regulations restrict the amount of dividends banks may distribute without prior regulatory approval. At June 30, 2018, State Bank had no capacity to pay dividends to the Company without prior regulatory approval.

At June 30, 2018, the Company had $66.5 million in cash and due from bank accounts, which can be used for additional capital as needed by State Bank, payment of holding company expenses, payment of dividends to shareholders, or for other corporate purposes.

NOTE 11: COMMITMENTS AND CONTINGENT LIABILITIES

Commitments

In order to meet the financing needs of its customers, the Company maintains financial instruments with off-balance-sheet risk in the normal course of business. These financial instruments include commitments to extend credit and standby letters of credit and involve, to varying degrees, elements of credit, interest rate and/or liquidity risk. Such financial instruments are recorded when they are funded and the related fees are generally recognized when collected.

Commitments to extend credit are legally binding agreements to lend to customers. Commitments generally have fixed maturity dates or other termination clauses with required fee payments. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. The amount of collateral required, if deemed necessary upon extension of credit, is determined on a case by case basis by management through credit evaluation of the customer.

Standby letters of credit are commitments guaranteeing performance of a customer to a third party. Those guarantees are issued primarily to support public and private borrowing arrangements. In order to minimize its exposure, the Company’s credit policies govern the issuance of standby letters of credit.

The Company’s exposure to credit loss is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as we do for on-balance-sheet instruments.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of the Company’s commitments is as follows (dollars in thousands):

	June 30, 2018	December 31, 2017
Commitments to extend credit:
Fixed	$91,509	$65,117
Variable	944,668	914,524
Letters of credit:
Fixed	5,759	5,978
Variable	6,895	11,428

Total commitments	$1,048,831	$997,047

The fixed rate loan commitments have maturities ranging from one month to thirteen years. Management takes appropriate actions to mitigate interest rate risk associated with these fixed rate commitments through various measures including, but not limited to, the use of derivative financial instruments.

Contingent Liabilities

Mortgage loan sales agreements contain covenants that may, in limited circumstances, require the Company to repurchase or indemnify the investors for losses or costs related to the loans the Company has sold. As a result of the potential recourse provisions, the Company maintains a recourse liability for mortgage loans sold to investors. At June 30, 2018, the recourse liability was $296,000.

Furthermore, in the normal course of business, the Company is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on the Company’s financial statements.

NOTE 12: FAIR VALUE

Overview

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. As a basis for considering market participant assumptions in fair value measurements, the Financial Accounting Standards Board’s Accounting Standards Codification Topic 820 (“ASC 820”) Fair Value Measurements and Disclosures establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs classified within Level 3 of the hierarchy).

Fair Value Hierarchy

Level 1

Valuation is based on inputs that are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2

Valuation is based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, such as interest rates, yield curves observable at commonly quoted intervals, and other market-corroborated inputs.

Level 3

Valuation is generated from techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include the use of option pricing models, discounted cash flow models and similar techniques.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability. The Company evaluates fair value measurement inputs on an ongoing basis in order to determine if there is a change of sufficient significance to warrant a transfer between levels. Transfers between levels of the fair value hierarchy are recognized on the actual date of the event or circumstances that caused the transfer, which generally coincides with the Company’s valuation process. For the six months ended June 30, 2018 and the year ended December 31, 2017, there were no transfers between levels.

Fair Value Option

ASC 820 allows companies to report selected financial assets and liabilities at fair value using the fair value option. The changes in fair value are recognized in earnings and the assets and liabilities measured under this methodology are required to be displayed separately on the balance sheet. The Company made the election to record mortgage loans held-for-sale at fair value under the fair value option, which allows for a more effective offset of the changes in fair values of the loans and the derivative instruments used to hedge them without the burden of complying with the requirements for hedge accounting.

Financial Assets and Financial Liabilities Measured on a Recurring Basis

The Company uses the following methods and assumptions in estimating the fair value of its financial assets and financial liabilities on a recurring basis:

Investment Securities Available-for-Sale

At June 30, 2018, the Company’s investment portfolio primarily consisted of U.S. government agency mortgage-backed securities, nonagency mortgage-backed securities, U.S. government securities, municipal securities, asset-backed securities, and corporate securities. Fair Values for U.S. Treasury and equity securities are determined by obtaining quoted prices on nationally recognized securities exchanges utilizing Level 1 inputs. Other securities classified as available-for-sale are reported at fair value utilizing Level 2 inputs. The fair value of other securities classified as available-for-sale are determined using widely accepted valuation techniques including matrix pricing and broker-quote-based applications. Inputs may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the bond’s terms and conditions, among other relevant items. The Company reviews the prices supplied by the independent pricing service, as well as their underlying pricing methodologies, for reasonableness and to ensure such prices are aligned with traditional pricing matrices. From time to time, the Company validates the appropriateness of the valuations provided by the independent pricing service to prices obtained from an additional third party or prices derived using internal models.

Hedged Loans

Loans involved in fair value hedges are recorded at fair value on a recurring basis. The estimated fair value is determined using Level 2 inputs consistent with the valuation methodology for interest rate swaps discussed below. The Company does not record other loans held for investment at fair value on a recurring basis.

Mortgage Loans Held-for-Sale

Mortgage loans held-for-sale are recorded at fair value on a recurring basis. The estimated fair value is determined using Level 2 inputs based on observable data such as the existing forward commitment terms or the current market value of similar loans. Interest income is recorded in interest income on the consolidated statements of income and is based on the contractual terms of the loan. None of these loans were 90 days or more past due or on nonaccrual at June 30, 2018.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

At June 30, 2018, the aggregate fair value of the Company’s mortgage loans held-for-sale was $39.2 million and the contractual balance including accrued interest was $38.1 million, with a fair value mark totaling $1.2 million. The Company recognized a gain of $251,000 and a gain of $617,000 for the three and six months ended June 30, 2018, respectively, related to the change in fair value of the mortgage loans held-for-sale, included in “mortgage banking income” on the consolidated statements of income. For the three and six months ended June 30, 2017, the amount recognized related to the change in fair value of the mortgage loans held-for-sale was a loss of $243,000 and a gain of $482,000, respectively.

Derivative Financial Instruments

Interest Rate Swaps and Caps

The Company uses interest rate swaps to provide longer-term fixed rate funding to its customers and interest rate caps to mitigate the interest rate risk on its variable rate liabilities. The majority of these derivatives are traded within highly active dealer markets. In order to determine the fair value of these instruments, the Company utilizes the exchange price or dealer market price for the particular derivative contract. Therefore, these derivative contracts are classified as Level 2. The Company utilizes an independent third party valuation company to validate the dealer prices. In cases where significant credit valuation adjustments are incorporated into the estimation of fair value, reported amounts are considered to have been derived utilizing Level 3 inputs.

The Company evaluates the credit risk of its counterparties as well as that of the Company. The Company has considered factors such as the likelihood of default by the Company and its counterparties, its net exposures, and remaining contractual life, among other things, in determining if any fair value adjustments related to credit risk are required. Counterparty exposure is evaluated by netting positions that are subject to master netting arrangements, as well as considering the amount of collateral securing the position. The Company reviews its counterparty exposure on a regular basis, and, when necessary, appropriate business actions are taken to adjust the exposure. The Company also utilizes this approach to estimate its own credit risk on derivative liability positions. To date, the Company has not realized any losses due to a counterparty’s inability to pay any net uncollateralized position.

Mortgage Derivatives

Mortgage derivatives include interest rate lock commitments to originate residential mortgage loans held-for-sale. The Company relies on an internal valuation model to estimate the fair value of its interest rate lock commitments to originate residential mortgage loans held-for-sale. The model groups the interest rate lock commitments by interest rate and term, applies an estimated pull-through rate based on historical experience, and then multiplies by quoted investor prices which were determined to be reasonably applicable to the loan commitment group based on interest rate, term, and rate lock expiration date of the loan commitment group. While there are Level 2 and 3 inputs used in the valuation model, the Company has determined that the majority of the inputs significant in the valuation of the interest rate lock commitments fall within Level 3 of the fair value hierarchy. Changes in the fair values of these derivatives are included in “mortgage banking income” on the consolidated statements of income.

Mortgage derivatives also include forward commitments to sell residential mortgage loans to various investors when interest rate locks are entered into, in order to hedge the change in interest rates resulting from its commitment to fund loans. The Company also relies on an internal valuation model to estimate the fair value of its forward commitments to sell residential mortgage loans (i.e., an estimate of what the Company would receive or pay to terminate the forward delivery contract based on market prices for similar financial instruments), which includes matching specific terms and maturities of the forward commitments against applicable investor pricing available (Level 2). Changes in the fair values of these derivatives are included in “mortgage banking income” on the consolidated statements of income.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SBA Servicing Rights

The Company has the rights to service a portfolio of SBA loans. The SBA servicing rights are measured at fair value when loans are sold on a servicing retained basis. The servicing rights are subsequently measured at fair value on a recurring basis utilizing Level 3 inputs. Management uses a model operated and maintained by a third party to calculate the present value of future cash flows using the third party’s market-based assumptions. The future cash flows for each asset are based on the asset’s unique characteristics and the third party’s market-based assumptions for prepayment speeds, default and voluntary prepayments. For non-guaranteed portions of servicing assets, future cash flows are estimated using loan specific assumptions for losses and recoveries. Adjustments to fair value are recorded as a component of “SBA income” on the consolidated statements of income. Please reference Note 7 for the roll-forward of the SBA servicing rights asset at fair value utilizing level 3 inputs.

The following tables present financial assets and financial liabilities measured at fair value on a recurring basis at the dates indicated, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value (dollars in thousands):

June 30, 2018	Quoted Market Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets:
Equity securities - financial services industry	$—	$1,515	$—	$1,515
U.S. Government securities	—	66,679	—	66,679
Residential mortgage-backed securities — nonagency	—	99,232	—	99,232
Residential mortgage-backed securities — agency	—	542,970	—	542,970
Corporate securities	—	126,789	—	126,789
Hedged loans	—	119,559	—	119,559
Mortgage loans held-for-sale	—	39,222	—	39,222
Mortgage derivatives	—	52	961	1,013
Interest rate swaps and caps	—	4,230	—	4,230
SBA servicing rights	—	—	3,989	3,989

Total recurring assets at fair value	$—	$998,733	$4,950	$1,003,683

Liabilities:
Interest rate swaps and caps	$—	$—	$—	$—
Mortgage derivatives	—	264	435	699

Total recurring liabilities at fair value	$—	$264	$435	$699

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2017	Quoted Market Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets:
Equity securities - financial services industry	$—	$1,515	$—	$1,515
U.S. Government securities	—	69,559	—	69,559
Residential mortgage-backed securities — nonagency	—	118,710	—	118,710
Residential mortgage-backed securities — agency	—	575,849	—	575,849
Corporate securities	—	108,337	—	108,337
Hedged loans	—	139,391	—	139,391
Mortgage loans held for sale	—	25,791	—	25,791
Mortgage derivatives	—	101	515	616
Interest rate swaps and caps	—	2,011	—	2,011
SBA servicing rights	—	—	4,069	4,069

Total recurring assets at fair value	$—	$1,039,749	$4,584	$1,044,333

Liabilities:
Interest rate swaps and caps	$—	$116	$—	$116
Mortgage derivatives	—	38	200	238

Total recurring liabilities at fair value	$—	$154	$200	$354

Changes in the carrying value of mortgage derivatives utilizing Level 3 inputs are presented in the following tables for the periods presented (dollars in thousands):

	Three Months Ended June 30		Six Months Ended June 30
	2018		2018
Mortgage Derivatives	Other Assets	Other Liabilities	Other Assets	Other Liabilities
Balance, beginning of period	$916	$310	$515	$200
Issuances (1)	430	430	1,031	740
Settlements and closed loans (1)	(385)	(305)	(585)	(505)

Balance, end of period	$961	$435	$961	$435

	Three Months Ended June 30		Six Months Ended June 30
	2017		2017
Mortgage Derivatives	Other Assets	Other Liabilities	Other Assets	Other Liabilities
Balance, beginning of period	$1,096	$465	$699	$445
Issuances (1)	362	363	1,204	828
Settlements and closed loans (1)	(568)	(443)	(1,013)	(888)

Balance, end of period	$890	$385	$890	$385

(1)

The change in fair value, recorded as a component of “mortgage banking income” on the consolidated statements of income, was a loss of $80,000 and a gain of $211,000 for the three and six months ended June 30, 2018, respectively. The change in fair value resulted in a loss of $126,000 and a gain of $251,000 for the three and six months ended June 30, 2017, respectively.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Financial Assets Measured on a Nonrecurring Basis

The Company uses the following methods and assumptions in estimating the fair value of its financial assets on a nonrecurring basis:

Impaired Loans

Loans, excluding purchased credit impaired loans, are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The fair values of impaired loans are measured on a nonrecurring basis and are based on the underlying collateral value of each loan if repayment is expected solely from the collateral. Collateral values are estimated using Level 2 inputs that are based on observable market data such as an appraisal. Updated appraisals are obtained on at least an annual basis. Level 3 inputs are based on the Company’s customized discounting criteria when management determines the fair value of the collateral is further impaired.

The following table presents financial assets measured at fair value on a nonrecurring basis at the dates indicated, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value (dollars in thousands):

	Quoted Market Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
June 30, 2018
Impaired loans	$—	$—	$68,969	$68,969

Total nonrecurring assets at fair value	$—	$—	$68,969	$68,969

December 31, 2017
Impaired loans	$—	$—	$11,804	$11,804

Total nonrecurring assets at fair value	$—	$—	$11,804	$11,804

Impaired loans, excluding purchased credit impaired loans, that are measured for impairment using the fair value of collateral for collateral dependent loans had recorded investments of $70.9 million and $13.0 million with respective valuation allowances of $1.9 million and $1.2 million at June 30, 2018 and December 31, 2017, respectively.

Nonfinancial Assets Measured on a Nonrecurring Basis

The Company uses the following methods and assumptions in estimating the fair values of its nonfinancial assets on a nonrecurring basis:

Other Real Estate Owned

Other real estate owned (“OREO”) consists of real estate acquired through foreclosure or a deed in lieu of foreclosure in satisfaction of a loan, OREO acquired in a business acquisition, and banking premises no longer used for a specific business purpose. Real estate obtained in satisfaction of a loan is initially recorded at the lower of the principal investment in the loan or the fair value of the collateral less estimated costs to sell at the time of foreclosure with any excess in loan balance charged against the allowance for loan and lease losses. OREO acquired in a business acquisition is recorded at fair value on Day 1 of the acquisition. Banking premises no longer used for a specific business purpose is transferred into OREO at the lower of its carrying value or fair value less estimated costs to sell with any excess in the carrying value charged to noninterest expense. For all fair value estimates of the real estate properties, management considers a number of factors such as appraised values, estimated selling prices, and current market conditions, resulting in a Level 3 classification. Management periodically reviews the carrying value of OREO for impairment and adjusts the values as appropriate through noninterest expense.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents nonfinancial assets measured at fair value on a nonrecurring basis at the dates indicated, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value (dollars in thousands):

	Quoted Market Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
June 30, 2018
Other real estate owned	$—	$—	$5,563	$5,563

December 31, 2017
Other real estate owned	$—	$—	$1,204	$1,204

The following table is a reconciliation of the fair value measurement of other real estate owned disclosed in accordance with ASC 820 to the amount recorded on the consolidated statement of financial condition at the dates indicated (dollars in thousands):

	June 30, 2018	December 31, 2017
Other real estate owned:
Other real estate owned at fair value	$5,563	$1,204
Estimated selling costs and other adjustments	(551)	(309)

Other real estate owned	$5,012	$895

Unobservable Inputs for Level 3 Fair Value Measurements

The following tables provide information describing the unobservable inputs used in Level 3 fair value measurements at the dates indicated (dollars in thousands):

June 30, 2018	Fair Value	Valuation Technique	Unobservable Inputs	Range (Weighted Average)
SBA servicing rights	$3,989	Discounted cash flows	Discount rate	9% - 23% (13%)
			Prepayment speed	5% - 13% (11%)
Mortgage derivatives - asset	$961	Pricing model	Pull-through rate	85%
Mortgage derivatives - liability	$435	Pricing model	Pull-through rate	85%
Impaired loans - collateral dependent	$68,969	Third party appraisal	Management discount for property type and recent market volatility	0% - 100% (3%)
Other real estate owned	$5,563	Third party appraisal	Management discount for property type and recent market volatility	0% - 50% (5%)

December 31, 2017	Fair Value	Valuation Technique	Unobservable Inputs	Range (Weighted Average)
SBA servicing rights	$4,069	Discounted cash flows	Discount rate	10% - 22% (13%)
			Prepayment speed	4% - 13% (9%)
Mortgage derivatives - asset	$515	Pricing model	Pull-through rate	84%
Mortgage derivatives - liability	$200	Pricing model	Pull-through rate	84%
Impaired loans - collateral dependent	$11,804	Third party appraisal	Management discount for property type and recent market volatility	0% - 50% (9%)
Other real estate owned	$1,204	Third party appraisal	Management discount for property type and recent market volatility	0% - 33% (12%)

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Assets and Financial Liabilities

The following table includes the estimated fair value of the Company’s financial assets and financial liabilities at the dates indicated (dollars in thousands).

		June 30, 2018		December 31, 2017
	Fair Value Hierarchy Level	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets:
Cash and cash equivalents	Level 1	$238,291	$238,291	$230,877	$230,877
Equity securities	Level 2	1,515	1,515	1,515	1,515
Investment securities available-for-sale	Level 2	835,670	835,670	872,455	872,455
Investment securities held-to-maturity	Level 2 & 3	16,742	16,817	32,852	33,351
Loans held-for-sale	Level 2	55,096	56,641	36,211	37,580
Loans, net	Level 2 & 3	3,571,938	3,612,910	3,503,443	3,513,057
Other real estate owned	Level 3	5,012	5,563	895	1,204
Interest rate swaps and caps	Level 2	4,230	4,230	2,011	2,011
Mortgage derivatives	Levels 2 & 3	1,013	1,013	616	616
SBA servicing rights	Level 3	3,989	3,989	4,069	4,069
Accrued interest receivable	Level 2	15,577	15,577	14,906	14,906
Federal Home Loan Bank stock	Level 3	4,452	4,452	4,651	4,651
Liabilities:
Deposits	Level 2	$4,302,704	$4,301,233	$4,243,135	$4,237,883
Federal funds purchased and securities sold under agreements to repurchase	Level 2	13,525	13,525	25,209	25,209
Notes payable	Level 2	398	398	398	398
Interest rate swaps and caps	Level 2	—	—	116	116
Mortgage derivatives	Levels 2 & 3	699	699	238	238
Accrued interest payable	Level 2	3,623	3,623	3,750	3,750

The fair value of financial instruments not measured at fair value on a recurring or nonrecurring basis are measured using an exit price notion for periods beginning after January 1, 2018. Prior to January 1, 2018, fair value for such instruments was estimated primarily based on the net present value of future cash flows.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13: EARNINGS PER SHARE

The Company has granted stock compensation awards with nonforfeitable dividend rights which are considered participating securities. As such, earnings per share is calculated using the two-class method. Basic earnings per share is calculated by dividing net income allocated to common shareholders by the weighted average number of common shares outstanding during the period which excludes the participating securities. Diluted earnings per share includes the dilutive effect of additional potential common shares from stock compensation awards and warrants. There were no anti-dilutive securities excluded from the computation of earnings per share in the periods presented.

Earnings per share have been computed based on the following weighted average number of common shares outstanding (dollars in thousands, except per share data):

	Three Months Ended June 30		Six Months Ended June 30
	2018	2017	2018	2017
Numerator:
Net income per consolidated statements of income	$18,767	$15,203	$36,132	$26,761
Net income allocated to participating securities	(509)	(413)	(943)	(706)

Net income allocated to common stock	$18,258	$14,790	$35,189	$26,055

Basic earnings per share computation:
Net income allocated to common stock	$18,258	$14,790	$35,189	$26,055

Weighted average common shares outstanding, including shares considered participating securities	39,098,445	38,955,513	39,053,840	38,908,102
Less: Average participating securities	(1,060,264)	(1,059,388)	(1,018,729)	(1,026,103)

Weighted average shares	38,038,181	37,896,125	38,035,111	37,881,999

Basic earnings per share	$.48	$.39	$.93	$.69

Diluted earnings per share computation:
Net income allocated to common stock	$18,258	$14,790	$35,189	$26,055

Weighted average common shares outstanding for basic earnings per share	38,038,181	37,896,125	38,035,111	37,881,999
Weighted average dilutive grants	36,925	46,358	37,808	52,188

Weighted average shares and dilutive potential common shares	38,075,106	37,942,483	38,072,919	37,934,187

Diluted earnings per share	$.48	$.39	$.92	$.69

NOTE 14: ACCUMULATED OTHER COMPREHENSIVE INCOME

Accumulated other comprehensive income, or AOCI, is reported as a component of shareholders’ equity. AOCI can include, among other items, unrealized holding gains and losses on investment securities available-for-sale, unrealized gains and losses on investment securities available-for-sale transferred to held-to-maturity, and gains and losses on derivative instruments that are designated as, and qualify as, cash flow hedges. Unrealized holding gains and losses on securities transferred to held-to-maturity are amortized over the estimated remaining life of the security as an adjustment to yield, offsetting the related amortization/accretion of the net premium/discount created in the transfer. The components of AOCI are reported net of related tax effects.

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The components of AOCI and changes in those components for the periods presented are as follows (dollars in thousands):

	Investment Securities Available-for-Sale	Held-to-Maturity Securities Transferred from Available-For-Sale	Cash Flow Hedges (Effective Portion)	Total
Three Months Ended
June 30, 2018
Balance, beginning of period	$(7,973)	$47	$—	$(7,926)

Other comprehensive loss before income taxes:
Net change in unrealized losses	(2,184)	—	—	(2,184)
Amounts reclassified for net gains realized and included in earnings	(250)	—	—	(250)
Transfer of unrealized gain from held-to-maturity to available-for-sale	—	(51)	—	(51)
Amortization of net unrealized losses on securities transferred to held-to-maturity	—	(3)	—	(3)

Income tax benefit	(616)	—	—	(616)

Balance, end of period	$(9,791)	$(7)	$—	$(9,798)

June 30, 2017
Balance, beginning of period	$(1,568)	$(177)	$(802)	$(2,547)

Other comprehensive income before income taxes:
Net change in unrealized gains	1,089	—	21	1,110
Amounts reclassified for net (gains) losses realized and included in earnings	(13)	—	430	417
Amortization of net unrealized losses on securities transferred to-held-to-maturity	—	46	—	46

Income tax expense	413	—	172	585

Balance, end of period	$(905)	$(131)	$(523)	$(1,559)

Six Months Ended
June 30, 2018
Balance, beginning of period	$(2,523)	$21	$(65)	$(2,567)

Other comprehensive loss before income taxes:
Net change in unrealized losses	(9,060)	—	(4)	(9,064)
Amounts reclassified for net (gains) losses realized and included in earnings	(250)	—	91	(159)
Transfer of unrealized gain from held-to-maturity to available-for-sale	—	(51)	—	(51)
Amortization of net unrealized losses on securities transferred to-held-to-maturity	—	23	—	23
Adoption of ASU 2016-01	23	—	—	23

Income tax (benefit) expense	(2,019)	—	22	(1,997)

Balance, end of period	$(9,791)	$(7)	$—	$(9,798)

STATE BANK FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Investment Securities Available-for- Sale	Held-to- Maturity Securities Transferred from Available- For-Sale	Cash Flow Hedges (Effective Portion)	Total
June 30, 2017
Balance, beginning of period	$(1,200)	$(175)	$(1,082)	$(2,457)

Other comprehensive income before income taxes:
Net change in unrealized gains	514	—	80	594
Amounts reclassified for net (gains) losses realized and included in earnings	(25)	—	834	809
Amortization of net unrealized losses on securities transferred to-held-to-maturity	—	44	—	44

Income tax expense	194	—	355	549

Balance, end of period	$(905)	$(131)	$(523)	$(1,559)

Reclassifications from AOCI into income for the periods presented are as follows (dollars in thousands):

Reclassifications from AOCI into income and affected line items on Consolidated	Three Months Ended June 30		Six Months Ended June 30
Statements of Income	2018	2017	2018	2017
Investment securities available-for-sale
Gain on sale of investment securities	$250	$13	$250	$25
Income tax expense	(63)	(5)	(63)	(10)

Net income	$187	$8	$187	$15

Cash flow hedges (effective portion)
Interest expense on deposits	$—	$(430)	$(91)	$(834)
Income tax benefit	—	165	23	320

Net income	$—	$(265)	$(68)	$(514)